EXHIBIT 10.2


                                 LOAN AGREEMENT


                            Dated as of July __, 2001


                                     between

                        METROPOLITAN 919 3rd AVENUE, LLC,


                                  as Borrower,

                                       and

                          SECORE FINANCIAL CORPORATION,

                                    as Lender


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

                                                             DEFINITIONS

                                                              ARTICLE I

                                                            GENERAL TERMS

         1.1.     The Loan......................................................................................26

         1.2.     Interest and Principal........................................................................27

         1.3.     Method and Place of Payment...................................................................28

         1.4.     Taxes.........................................................................................28

         1.5.     Release.......................................................................................28

                                                             ARTICLE II

                                                      DEFEASANCE AND ASSUMPTION

         2.1.     Defeasance....................................................................................29

         2.2.     Assumption....................................................................................31

                                                             ARTICLE III

                                                              ACCOUNTS

         3.2.     Distributions from Cash Management Account....................................................34

         3.3.     Low DSCR Reserve Account......................................................................35

         3.4.     Tax, Insurance and Ground Rents Escrow Account................................................36

         3.5.     TI/LC Reserve Account.........................................................................37

         3.6.     Replacement Reserve Account...................................................................39

         3.7.     [Intentionally Omitted].......................................................................40

         3.8.     Loss Proceeds Account.........................................................................40

         3.9.     Unfunded Obligations Account..................................................................40

         3.10.    D&P Debt Service Reserve Account..............................................................42

         3.11.    Account Collateral............................................................................43

         3.12.    Permitted Investments.........................................................................43

         3.13.    Bankruptcy....................................................................................44

         3.14.    Return of Letter of Credit....................................................................44

                                                             ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES

         4.1.     Organization..................................................................................45

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                                                                  i

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

         4.2.     Authorization.................................................................................45

         4.3.     No Conflicts..................................................................................45

         4.4.     Consents......................................................................................45

         4.5.     Enforceable Obligations.......................................................................45

         4.6.     No Default....................................................................................45

         4.7.     Payment of Taxes..............................................................................46

         4.8.     Compliance with Law...........................................................................46

         4.9.     ERISA.........................................................................................46

         4.10.    Government Regulation.........................................................................47

         4.11.    No Bankruptcy Filing..........................................................................47

         4.12.    Other Debt....................................................................................47

         4.13.    Litigation....................................................................................47

         4.14.    Leases; Material Agreements...................................................................47

         4.15.    Full and Accurate Disclosure..................................................................48

         4.16.    Financial Condition...........................................................................48

         4.17.    Single-Purpose Requirements...................................................................48

         4.18.    Location of Chief Executive Offices...........................................................48

         4.19.    Not Foreign Person............................................................................48

         4.20.    Labor Matters.................................................................................48

         4.21.    Title.........................................................................................48

         4.22.    No Encroachments..............................................................................49

         4.23.    Physical Condition............................................................................49

         4.24.    Solvency......................................................................................49

         4.25.    Management....................................................................................50

         4.26.    Condemnation..................................................................................50

         4.27.    Utilities and Public Access...................................................................50

         4.28.    Environmental Matters.........................................................................50

         4.29.    Assessments...................................................................................51

         4.30.    No Joint Assessment...........................................................................51

         4.31.    Separate Lots.................................................................................51

         4.32.    Permits; Certificate of Occupancy.............................................................52

         4.33.    Flood Zone....................................................................................52



                                                                 ii

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


         4.34.    Security Deposits.............................................................................52

         4.35.    Ground Lease..................................................................................52

         4.36.    Acquisition Documents.........................................................................53

         4.37.    Insurance.....................................................................................54

         4.38.    Use of Proceeds...............................................................................54

         4.39.    Survival......................................................................................54

                                                              ARTICLE V

                                                        AFFIRMATIVE COVENANTS

         5.1.     Existence.....................................................................................54

         5.2.     Maintenance of Property; Compliance with Legal Requirements...................................54

         5.3.     Impositions and Other Claims..................................................................55

         5.4.     Access to Property............................................................................55

         5.5.     Notice of Default.............................................................................55

         5.6.     Litigation....................................................................................56

         5.7.     Cooperate in Legal Proceedings................................................................56

         5.8.     Leases........................................................................................56

         5.9.     [Intentionally Omitted].......................................................................58

         5.10.    Further Assurances............................................................................58

         5.11.    Management of Collateral......................................................................59

         5.12.    Annual Financial Statements...................................................................59

         5.13.    Quarterly Financial Statements................................................................60

         5.14.    Monthly Financial Statements..................................................................60

         5.15.    Insurance.....................................................................................61

         5.16.    Casualty and Condemnation.....................................................................63

         5.17.    Annual Budget.................................................................................65

         5.18.    General Indemnity.............................................................................66

                                                             ARTICLE VI

                                                         NEGATIVE COVENANTS

         6.1.     Liens on the Property.........................................................................66

         6.2.     Ownership.....................................................................................66

         6.3.     Transfer......................................................................................66



                                                                iii

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

         6.4.     Debt..........................................................................................66

         6.5.     Dissolution; Merger or Consolidation..........................................................66

         6.6.     Change in Business............................................................................66

         6.7.     Debt Cancellation.............................................................................66

         6.8.     Affiliate Transactions........................................................................66

         6.9.     Misapplication of Funds.......................................................................66

         6.10.    Place of Business.............................................................................66

         6.11.    Modifications and Waivers.....................................................................66

         6.12.    ERISA.........................................................................................68

         6.13.    Alterations and Expansions....................................................................68

         6.14.    Advances and Investments......................................................................68

         6.15.    Single-Purpose Entity.........................................................................68

         6.16.    Zoning and Uses...............................................................................68

         6.17.    Waste.........................................................................................69

                                                             ARTICLE VII

                                                              DEFAULTS

         7.1.     Event of Default..............................................................................69

         7.2.     Remedies......................................................................................72

         7.3.     No Waiver.....................................................................................73

         7.4.     Application of Payments after an Event of Default.............................................73

                                                            ARTICLE VIII

                                                        CONDITIONS PRECEDENT

         8.1.     Conditions Precedent to Closing...............................................................73

                                                             ARTICLE IX

                                                            MISCELLANEOUS

         9.1.     Successors....................................................................................76

         9.2.     GOVERNING LAW.................................................................................76

         9.3.     Modification, Waiver in Writing...............................................................76

         9.4.     Notices.......................................................................................76

         9.5.     TRIAL BY JURY.................................................................................78

         9.6.     Headings......................................................................................78

         9.7.     Assignment and Participation..................................................................78


                                                                 iv

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


         9.8.     Severability..................................................................................79

         9.9.     Preferences...................................................................................80

         9.10.    Remedies of Borrower..........................................................................80

         9.11.    Offsets, Counterclaims and Defenses...........................................................80

         9.12.    No Joint Venture..............................................................................80

         9.13.    Conflict; Construction of Documents...........................................................80

         9.14.    Brokers and Financial Advisors................................................................80

         9.15.    Counterparts..................................................................................81

         9.16.    Estoppel Certificates.........................................................................81

         9.17.    Payment of Expenses; Mortgage Recording Taxes.................................................81

         9.18.    No Third-Party Beneficiaries..................................................................82

         9.19.    Recourse......................................................................................82

         9.20.    Right of Set-Off..............................................................................85

         9.21.    Exculpation of Lender.........................................................................85

         9.22.    Servicer......................................................................................85

         9.23.    Prior Agreements..............................................................................85




                                                                  v

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Exhibits
--------

Exhibit A.........Form of Tenant Notice
Exhibit B.........Form of Cash Management Agreement
Exhibit C.........Form of Qualified Letter of Credit
Exhibit D.........Form of Qualified Guarantee

Schedules
---------

Schedule A........Property
Schedule B........Exception Report
Schedule C........Nonconsolidation Opinion
Schedule D........Unfunded Obligations
Schedule E........Rent Roll
Schedule F........Material Agreements
Schedule G........[Intentionally Omitted]
Schedule H........Approved Asset Managers





                                       vi
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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of July __, 2001, is between Secore Financial Corporation, a Pennsylvania corporation having an address at 7315 Wisconsin Avenue, Suite 450 North, Bethesda, MD 20814, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, "Lender"), and Metropolitan 919 3rd Avenue LLC, a Delaware limited liability company having an address at 1350 Avenue of the Americas, New York, NY, as borrower (together with its permitted successors and assigns, "Borrower").

                                    RECITALS

         WHEREAS, Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the property known as 919 Third Avenue; and

         WHEREAS, Lender is willing to make the Loan on the terms and conditions hereof if Borrower joins in the execution and delivery of this Agreement, issues the Note and executes and delivers the other Loan Documents which shall establish the terms and conditions of the Loan;

         NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                   DEFINITIONS

         (a) When used herein, the following capitalized terms shall have the following meanings:

         "Account Collateral" means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

         "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests (determined in a manner analogous to the method for determining beneficial ownership under Rule 13d-3 under the Securities Exchange Act of 1934, as amended), by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified or replaced.

         "Alteration" means any demolition, alteration, installation, improvement or expansion of or to the Property or any portion thereof, other than Tenant Improvements required under Leases.

         "Annual Budget" means a capital and operating expenditure budget for the Property prepared by Borrower, which shall include amounts sufficient to operate and maintain the Property at a standard at least equal to that maintained on the date hereof.

         "Appraisal" means an as-is appraisal of the Property prepared by a member of the American Institute of Real Estate Appraisers selected by Lender, which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and shall comply with the Uniform Standards of Professional Appraisal Practice (USPAP).

         "Approved Annual Budget" has the meaning set forth in Section 5.17.

         "Approved Asset Manager" means (i) each of the parties listed in Schedule H hereto, provided that at the time its qualification first becomes relevant, such party acts as asset manager, pension advisor or in a similar capacity with respect to real estate assets with a value of not less than $3 billion, (ii) J.P. Morgan Chase & Co. and/or J.P. Morgan Investment Management Inc., provided its qualification first becomes relevant prior to the first anniversary of the Closing Date (but without limiting its ability to qualify under another clause of this definition), and (iii) any asset manager, pension advisory firm or similar entity which at the time its qualification first becomes relevant acts as such with respect to real estate assets with a value of not less than $5 billion.

         "Approved Management Agreement" means that certain Property Management Agreement, dated as of the date hereof, between Borrower and Reckson Management Group, as such agreement may be modified or replaced in accordance herewith, and any other management agreement with respect to which Lender receives Rating Confirmation and to which Lender reasonably consents.

         "Approved Property Manager" means RANY Management Group, Inc. or Reckson Management Group, Inc. or any other reputable management company having at least five years' experience in the management of commercial office properties in New York City and with respect to which Lender receives Rating Confirmation, in each case unless and until Lender requests the termination of such management company during the continuance of an Event of Default pursuant to Section 5.11(d).

         "Assignment" has the meaning set forth in Section 9.7(b).

         "Assignment of Contracts" means the collateral assignment of contracts, licenses, permits, agreements, warranties and approvals executed by Borrower on the date hereof, as the same may from time to time be modified or replaced in accordance herewith.

         "Assignment of Letters of Credit" means the assignment to Lender of Borrower's interest in the letters of credit delivered by Debevoise & Plimpton and Schulte, Roth & Zabel, in the form executed by Borrower on the date hereof, as the same may from time to time be modified or replaced in accordance herewith, together with the related transfer agreements and the written consents of the issuer of such letters of credit.

         "Assignment of Rents and Leases" means the assignment of rents and leases executed by Borrower on the date hereof, as the same may from time to time be modified or replaced in accordance herewith.

         "Assumption" has the meaning set forth in Section 2.2.

         "Bankruptcy Code" has the meaning set forth in Section 7.1(d).

         "Borrower" has the meaning provided in the first paragraph of this agreement.

         "Budgeted Capital Expenditures" means, with respect to any calendar month, (i) an amount equal to the Capital Expenditures for such calendar month in the Approved Annual Budget, or (ii) such greater amount as shall equal Borrower's actual Capital Expenditures for such month, provided that during the continuance of a Cash Trap Period such greater amount may in no event exceed 105% of the amount specified in clause (i) without the prior written consent of Lender, not to be unreasonably withheld or delayed.

         "Budgeted Operating Expenditures" means, with respect to any calendar month, (i) an amount equal to the operating expenditures for such calendar month in the Annual Budget or Approved Annual Budget, or (ii) such greater amount as shall equal Borrower's actual operating expenditures for such month, provided that during the continuance of a Cash Trap Period such greater amount may in no event exceed 105% of the amount specified in clause (i) without the prior written consent of Lender, not to be unreasonably withheld or delayed.

         "Business Day" means any day other than (i) a Saturday and a Sunday and
(ii) a day on which federally insured depository institutions in the State of New York or the states that Lender has notified Borrower in writing for purposes of this definition are the states in which the offices of Lender, its trustee, its Servicer or its Servicer's collection account are located, are authorized or obligated by law, governmental decree or executive order to be closed.

         "Capital Expenditure" means hard and soft costs incurred by Borrower with respect to Alterations, replacements and capital repairs made to the Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

         "Cash Management Account" has the meaning set forth in Section 3.1(a).

         "Cash Management Agreement" means a cash management agreement in substantially the form of Exhibit B, as the same may from time to time be modified or replaced in accordance herewith.

         "Cash Management Bank" means The Chase Manhattan Bank or any other depository institution selected by Borrower or Lender, as the case may be, from time to time pursuant to Section 3.1(c) in which Eligible Accounts may be maintained.

         "Cash Trap Period" means any period from (i) receipt by Lender of Borrower's quarterly financial statement with respect to any Fiscal Quarter (commencing with the Fiscal Quarter ending on September 30, 2001) which was the last Fiscal Quarter of any Test Period for which DSCR is less than 1.1, to (ii) the receipt by Lender of Borrower's quarterly financial statement evidencing the conclusion of any two consecutive Fiscal Quarters thereafter each of which is the last quarter of a Test Period for which DSCR is at least 1.2. If Borrower does not deliver its quarterly financial statements with respect to any Fiscal Quarter within the time period set forth in Section 5.13 and such failure is not cured within five Business Days after notice from Lender thereof, DSCR for such Fiscal Quarter shall be deemed to have been less than 1.1 until quarterly financial statements demonstrating a greater DSCR have been delivered. Lender shall deliver to Borrower written notice of the commencement of any Cash Trap Period.

         "Casualty" means a fire, explosion, flood, collapse or other casualty affecting all or any portion of the Property.

         "Certificates" means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

         "Change of Control" means any event or series of events following which one or more Qualified Equityholders do not collectively Control Borrower.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "Collateral" means all assets pledged or assigned to Lender under the Loan Documents including, without limitation, the Property, the Revenues and all other tangible and intangible property (including any Defeasance Collateral) in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof. "Collateral" shall not include bank or other investment accounts of Borrower (other than Collateral Accounts and amounts required to be deposited into Collateral Accounts), claims against Borrower's members in respect of capital contributions or other amounts to be funded by a member pursuant to Borrower's operating agreement or amounts which Borrower is entitled to receive from the Collateral Accounts pursuant to this Agreement.

         "Collateral Accounts" means, collectively, the Cash Management Account, the Low DSCR Reserve Account, the Tax, Insurance and Ground Rents Escrow Account, the TI/LC Reserve Account, the Loss Proceeds Account, the Replacement Reserve Account, the Unfunded Obligations Account and the D&P Debt Service Reserve Account.

         "Commercially Reasonable" means, with respect to the terms and conditions of any proposed Lease, commercially reasonable when compared with terms and conditions of Leases in similarly situated properties in similar contexts at the time in question, taking into account, inter alia, the size, creditworthiness and bargaining power of a prospective Tenant and, in the case of a modification or renewal of an existing Lease, the terms and conditions of such Lease.

         "Condemnation" means a taking or voluntary conveyance of all or part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

         "Contingent Obligation" means any obligation of Borrower directly or indirectly guaranteeing any Debt of any other Person in any manner.

         "Control" of any entity means the ownership, directly or indirectly, of 51% or more of the equity interests in, and rights to distribution from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity (although the same may be subject to the approval of other partners, members or other persons), whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). For purposes of determining the percentage of the equity interests in and rights to distributions from Borrower owned by Sponsor (or its successors and assigns with respect to its interest in Borrower, or any Person Controlling such Person) in Borrower, the ownership interest and rights of 919 Member LLC, its successors and assigns shall be credited to Sponsor (and such successors and assigns) so long as the rights to distributions of, and the lack of control exercisable by, 919 Member LLC, its successors and assigns in respect of Borrower continue, in all material respects, no greater than on the date hereof.

         "Cooperation Agreement" means that certain Mortgage Loan Cooperation Agreement, dated as of the date hereof, among Borrower, Lender and Sponsor, as the same may from time to time be modified or replaced in accordance herewith.

         "Damages" to a party means any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, costs, expenses (including reasonable attorneys' fees whether or not suit is brought), settlement costs and disbursements imposed on, incurred by or asserted against such party.

         "D&P Debt Service Reserve Amount" means $3,958,694.24.

         "Debt" means, with respect to any Person, without duplication:

         (i) all indebtedness of such Person to any other party, including indebtedness for borrowed money or for the deferred purchase price of property or services;

         (ii) all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

         (iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet due and payable;

              (iv) all Contingent Obligations of such Person;

              (v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements; and

              (vi) all contractual indemnity obligations of such Person other than those entered into in the ordinary course of business in connection with the ownership, improvement, repair, management, operation or leasing of the Property.

         "D&P Debt Service Reserve Account" has the meaning set forth in Section 3.10(a).

         "Default" means the occurrence and uncured continuance of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

         "Default Rate" means, with respect to any Note, the greater of (x) 3% per annum in excess of the interest rate otherwise applicable to such Note hereunder and (y) 1% per annum in excess of the Prime Rate from time to time (but if there is more than one Note, in no event shall the weighted average Default Rate on all of the Notes exceed the Default Rate as would have existed if the original Note had not been replaced).

         "Defeasance Borrower" has the meaning set forth in Section 2.1(b).

         "Defeasance Collateral" means direct, non-callable obligations of the United States of America.

         "Defeasance Pledge Agreement" has the meaning set forth in Section 2.1(a)(iii).

         "Defease" means to deliver Defeasance Collateral as substitute Collateral for the Loan in accordance with Section 2.1; and the terms "Defeased" and "Defeasance" have meanings correlative to the foregoing.

         "Depositary" means an insurance company, bank or trust company under the supervision of the Insurance or Banking Department of the State of New York or the Comptroller of the Currency of the United States, or an FDIC insured bank or savings institution, having a capital and surplus (or its equivalent) of at least $50,000,000.

         "DSCR" means, with respect to any Test Period, the quotient of (i) two times the Net Operating Income for such Test Period, divided by (ii) the product of (x) the aggregate outstanding principal balance of the Loan as of the last day of such period, times (y) 9.5%.

         "Easement Areas" has the meaning set forth in Section 4.27.

         "Eligible Account" means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution and, in the case of the Loss Proceeds Account, complies with the definition of Depositary, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity and, in the case of the Loss Proceeds Account, complies with the definition of Depositary.

         "Eligible Institution" means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1, Prime-1 or F-1, as applicable, by each of the Rating Agencies and whose long-term senior unsecured debt obligations are rated at least AA- or Aa3, as applicable, by each of the Rating Agencies, and whose deposits are insured by the FDIC or (ii) with respect to which Lender shall have received Rating Confirmation.

         "Engineering Report" means a structural and seismic engineering report or reports with respect to the Property prepared by such independent engineer as shall be approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

         "Environmental Auditor" means ATC Group Services Inc. (dba ATC Associates Inc.) or any other independent environmental auditor approved by Lender.

         "Environmental Claim" means any written notice, claim, proceeding, investigation or demand by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Property arising out of, based on or resulting from (i) the alleged presence, Use or Release of any Hazardous Substance, (ii) any alleged violation of any Environmental Law, or
(iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

         "Environmental Indemnity" the environmental indemnity agreement executed by Borrower and the Sponsor on the date hereof, as the same may from time to time be modified or replaced in accordance herewith.

         "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances.

         "Environmental Reports" means a "Phase I Environmental Site Assessment" as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-94 (and, if necessary, a "Phase II Environmental Site Assessment"), prepared by an Environmental Auditor and delivered to Lender and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate," at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

         "ERISA Event" means (i) the occurrence of a "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC) or (ii) the provision or filing of a notice of intent to terminate a Plan other than in a standard termination within the meaning of Section 4041 of ERISA or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the PBGC, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or (v) the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (vi) the occurrence or existence of any other event or condition which might reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan other than in a standard termination within the meaning of
Section 4041 of ERISA or the imposition of any lien on the assets of the Borrower under ERISA, including as a result of the operation of Section 4069 of ERISA.

         "Escrow Period" means any period from (i) receipt by Lender of Borrower's quarterly financial statement with respect to any Fiscal Quarter (commencing with the Fiscal Quarter ending on September 30, 2001) which was the last Fiscal Quarter of any Test Period for which DSCR is less than 1.2, to (ii) the receipt by Lender of Borrower's quarterly financial statement evidencing the conclusion of any two consecutive Fiscal Quarters thereafter each of which is the last quarter of a Test Period for which DSCR is at least 1.2. If Borrower does not deliver its quarterly financial statements with respect to any Fiscal Quarter within the time period set forth in Section 5.13 and such failure is not cured within five Business Days of notice from Lender, DSCR for such Fiscal Quarter shall be deemed to have been less than 1.1 until quarterly financial statements demonstrating a greater DSCR have been delivered. Lender shall deliver to Borrower written notice of the commencement of any Escrow Period.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Exception Report" means the report prepared by Borrower and attached hereto as Schedule B, setting forth any exceptions to the representations and warranties set forth in Article IV.

         "Excusable Delay" means a delay due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or similar causes beyond the reasonable control of Borrower, but lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

         "Fiscal Quarter" means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

         "Fiscal Year" means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld.

         "Fitch" means Fitch, Inc. and its successors.

         "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

         "Governmental Authority" means any federal, state, county or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

         "Ground Lease" means that certain ground lease, dated August 28, 1967, between Helen K. Rosman and Jacob Imberman, as Trustees for the benefit of Helen
K. Rosman under the Last Will and Testament of Isidor B. Rosman, deceased; Helen
K. Rosman as trustee for the benefit of Barbara Joan Rosman under the Last Will and Testament of Isidor B. Rosman, deceased; Helen K. Rosman as trustee for the benefit of Judith Evelyn Rosman, under the Last Will and Testament of Isidor B. Rosman, deceased; and Rose Grant and Herbert S. Grant as executors under the Last Will and Testament of Herman Grant, deceased, as lessors, and Ralno Corp., as lessee, as amended.

         "Ground Leased Parcel" means the portion of the Property that is subject to the Ground Lease.

         "Ground Rent" means rent payable by Borrower pursuant to the Ground Lease.

         "Hazardous Substance" means petroleum and petroleum products, including gasoline, diesel fuel and oil; explosives and flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law, or that may have a negative impact on human health or the environment, other than substances legally and customarily used by office tenants in the ordinary course of business or otherwise ordinarily found in class-A office buildings in Manhattan.

         "Indebtedness" means the Principal Indebtedness, together with interest and all other monetary obligations and liabilities of Borrower under the Loan Documents, including all Transaction Costs and other amounts due to Lender pursuant hereto, under the Notes or in accordance with any of the other Loan Documents, Yield Maintenance Premiums (if applicable) and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents, in each case only to the extent then due or outstanding and unpaid.

         "Indemnified Parties" has the meaning set forth in Section 5.18.

         "Independent Director" of any limited liability company or corporation means an individual who is duly appointed as a member of the board of directors or board of managers thereof (or otherwise as a special member, special manager or similar position) and who is not, and has never been, and will not while serving as Independent Director, be any of the following:

         (i) a member, partner, equityholder, manager, director, officer or employee of Borrower or its members or Affiliates (other than as an independent director or manager or similar position of an Affiliate of Borrower or its members in order for such entity to be a single purpose bankruptcy remote entity);

         (ii) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its members or Affiliates (other than a company that provides professional independent directors and which also provides other services to Borrower or any of its members or Affiliates in the ordinary course of business);

         (iii) a member of the immediate family of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

         (iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

         "Initial Interest Rate" means 6.867% per annum.

         "Initial Payment Date" means August 31, 2001.

         "Insufficiency" means, at any time with respect to any Plan, the amount, if any, of such Plan's unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Insurance Requirements" means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over the Property, or any other body exercising similar functions.

         "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any specified Payment Date, the calendar month immediately preceding such Payment Date (or, if such Payment Date does not fall on the first day of a month, the calendar month in which such Payment Date falls); provided, however, that the first Interest Accrual Period shall commence on and include the Closing Date.

         "Interest Rate" means (i) with respect to the initial Note, the Initial Interest Rate, and (ii) with respect to each Note resulting from the bifurcation of the initial Note into multiple Notes pursuant to Section 1.1(c), the per annum interest rate of such Note as determined by Lender in accordance with such Section.

         "Investment Management Agreement" means an investment management or advisory agreement with an Approved Asset Manager (or other arrangement which provide an Approved Asset Manager with substantially equivalent management authority).

         "Lease" means any lease, sublease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect) to which Borrower is a party as lessor or sublessor, existing as of the date hereof or hereafter entered into by Borrower as lessor or sublessor, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment of such lease or sublease, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

         "Leasing Commissions" means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at the Property pursuant to existing Leases or Leases hereafter entered into by Borrower in accordance herewith and payable in accordance with third-party/arm's-length brokerage agreements or the Approved Management Agreement.

         "Legal Requirements" means:

         (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting either Borrower or the Property or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force);

         (ii) all permits, licenses and authorizations and regulations relating thereto; and

         (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Property or any portion thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Property or any portion thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

         "Lender" has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.

         "Lien" means (A) any mortgage, lien (statutory or other), pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the effective filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other applicable jurisdiction, domestic or foreign, and mechanics', materialmen's and other similar liens and encumbrances) and (B) any restriction on transfer, option to purchase, right of first refusal or right of first offer, in each case with respect to all or any portion of the Property, if such restriction, option or right is senior to the Lien of the Mortgage.

         "Loan" has the meaning set forth in Section 1.1(a).

         "Loan Amount" means $250 million.

         "Loan Documents" means this Agreement, the Notes, the Mortgage (and related financing statements), the Assignment of Rents and Leases, the Assignment of Contracts, the Environmental Indemnity, the Subordination of Property Management Agreement, the Cash Management Agreement, the Cooperation Agreement, any Qualified Letter of Credit, any Qualified Guarantee, any Defeasance Pledge Agreement and all other agreements, instruments, certificates and documents executed by Borrower or Sponsor and necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, as all of the aforesaid may be modified or replaced from time to time in accordance herewith.

         "Lockout Period" means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the second anniversary of the Securitization.

         "Loss Proceeds" means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all reasonable attorneys' fees and disbursements, the reasonable fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

         "Loss Proceeds Account" has the meaning set forth in Section 3.8.

         "Low DSCR Reserve Account" has the meaning set forth in Section 3.3(a).

         "Major Lease" means any Lease at the Property which (i) covers more than 65,000 rentable square feet or contributes more than 5% of the base contract rental revenue of the Property during the first 12-month period after the expiration of any free or reduced rent period, or (ii) when aggregated with all other leases at the Property with the same Tenant, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to contribute more than 7.5% of the base contract rental revenue of the Property during the first 12-month period after the expiration of any free or reduced rent period or to cover more than 100,000 rentable square feet (except that such thresholds shall be reduced to 5% of the base contract rental revenue of the Property and 65,000 rentable square feet during the continuance of an Escrow Period or Cash Trap Period), or (iii) contains an option or preferential right to purchase any portion of the Property, or (iv) is with an Affiliate of Borrower as Tenant. Notwithstanding the foregoing, a new Lease with a Tenant that is one of the six largest Tenants in the Property (by square footage) on the Closing Date will not itself constitute a Major Lease, so long as all such new Leases with such Tenant which are not otherwise consented to by Lender in writing or required to be entered into by Borrower pursuant to the Lease existing on the Closing Date (or any amendment consented to by Lender) cover less than 65,000 square feet in the aggregate.

         "Material Adverse Effect" means a material adverse effect upon (i) the ability of Borrower to perform, or of Lender to enforce, any material provision of any Loan Document, or (ii) the value, use or enjoyment of the Property or the operation thereof.

         "Material Agreements" means each contract and agreement (other than Leases, Loan Documents and Permitted Encumbrances) relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $250,000 per annum (or, with respect to any contract or agreement which cannot be terminated by Borrower without cause upon 90 days' notice or less, $50,000).

         "Material Alteration" means any Alteration to be performed by or on behalf of Borrower at the Property (other than an Alteration the cost of which a Tenant is obligated to repay or reimburse Borrower and which Borrower reasonably believes will be so reimbursed) which (a) is reasonably likely to have a Material Adverse Effect, (b) is reasonably expected to cost in excess of $7,000,000, as determined by an independent architect, or (c) is reasonably expected to permit (or is reasonably likely to induce) Tenants whose Leases in the aggregate cover more than 65,000 rentable square feet or contributed more than 5% of the base contract rental revenue of the Property during the trailing 12-month period (after adjustment to eliminate the effect of free rent periods) to terminate their Leases or receive a material abatement of rent.

         "Maturity Date" means the Payment Date first following the 10th anniversary of the Closing Date, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

         "Monthly D&P Debt Service Reserve Amount" means $565,527.75.

         "Monthly Low DSCR Replacement Reserve Amount" at any time means
$34,102.

         "Monthly Low DSCR TI/LC Amount" at any time means $369,443.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Mortgage" means the mortgage of the Property executed by Borrower on the date hereof, as the same may from time to time be modified or replaced in accordance herewith.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

         "Net Operating Income" means the excess of Operating Income over Operating Expenses.

         "Nonconsolidation Opinion" means that certain opinion letter attached hereto as Schedule C.

         "Non-Material Lease Modifications" means any modification or amendment of a Major Lease which in the good faith judgment of Borrower is Commercially Reasonable and which:

         (a) does not reduce the rent payable under such Major Lease in any material respect;

         (b) does not shorten the term of such Major Lease;

         (c) does not extend the term of such Major Lease unless substantially in accordance with a right contained in a Lease (except that an extension that would not have been a Major Lease if it were a new Lease, taking into account the provisions contained in the definition of "Major Lease" regarding aggregation of Leases with the same Tenant, shall be a Non-Material Lease Modification); and

         (d) does not materially increase or decrease the space demised thereunder (except that an increase in demised space that would not have been a Major Lease if it were a new Lease, taking into account the provisions contained in the definition of "Major Lease" regarding aggregation of Leases with the same Tenant, shall be a Non-Material Lease Modification).

         "Note" means that certain promissory note made by Borrower to the order of Lender as of the Closing Date to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise modified, assigned (in whole or in part) and/or replaced from time to time in accordance herewith.

         "Officer's Certificate" means a certificate delivered to Lender which is signed by an authorized officer of Borrower or its managing member and certifies the information therein to the best of such officer's knowledge.

         "Operating Expenses" means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower during such period, determined in accordance with GAAP; provided, however, that such expenses shall not include (i) depreciation, amortization or other noncash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan (or, prior to the Closing Date, any other mortgage debt or other loans or advances to Borrower), (iii) franchise taxes, transfer taxes, income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, Tenant Improvements and Leasing Commissions, (v) equity distributions, (vi) contributions to reserves,
(vii) expenses that would not be regarded as ordinary expenses under GAAP, and
(viii) Transaction Costs.

         "Operating Income" means, for any period, all operating income of Borrower from the Property during such period, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iii) any interest income from any source, (iv) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (v) any proceeds resulting from the Transfer of all or any portion of the Property or the FF&E,
(vi) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, and (vii) any other extraordinary or non-recurring items. For purposes of calculating DSCR, Operating Income shall include deemed rental payments from tenants under leases in place on the date hereof during the continuance of any applicable free rent period. In addition, if, upon the expiration of Kramer Levin's current Lease, the space currently occupied by Kramer Levin is leased to Kramer Levin or Debevoise & Plimpton and the related free rent period lasts for not longer than six months, then for purposes of calculating DSCR, Operating Income shall also include deemed rental payments from such Tenant during such free rent period.

         "Origination Fee" means an irrevocable, non-refundable origination fee paid by Borrower to Lender on the Closing Date in an amount equal to 0.75% of the Loan Amount.

         "Participation" has the meaning set forth in Section 9.7(b).

         "Payment Date" means the first day of each month (or, if such first day is not a Business Day, the first preceding Business Day).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Peg Balance" means (a) so long as Lender has not given the Cash Management Bank notice of the continuance of an Escrow Period pursuant to clause
(b) below, zero (or such greater amount as the Cash Management Bank may establish as the minimum balance in the Cash Management Account), and (b) during the continuance of an Escrow Period, upon notice from Lender to the Cash Management Bank of the continuance of an Escrow Period and the amount of the Peg Balance, the aggregate amount of payments required to be made under Sections 3.2(b)(i) through (iv) on the next Payment Date, as specified in the most recent notice from Lender to the Cash Management Bank pursuant to the Cash Management Agreement.

         "Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Property (including business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority concerning ownership, operation, use or occupancy of the Property).

         "Permitted Debt" means:

         (i) the Indebtedness;

         (ii) Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower's ownership and operation of the Property, in amounts reasonable and customary for similar properties and not exceeding an aggregate amount equal to 2.0% of the Loan Amount;

         (iii) financing leases and purchase money debt, in each case incurred in the ordinary course of business in connection with the financing or purchase of equipment and other personal property used on the Property, provided that the aggregate capitalized amount of all such permitted financing leases plus the aggregate amount of all such permitted purchase money debt shall not exceed $1,000,000 at any time;

         (iv) obligations of Borrower under the Ground Lease and the Leases;

         (v) amounts secured by Permitted Encumbrances under clause (iv) of the definition thereof; and

         (vi) any other Debt which is hereafter approved in writing by Lender in its sole discretion and with respect to which Lender shall have received Rating Confirmation.

         "Permitted Encumbrances" means:

         (i) the Liens created by the Loan Documents;

         (ii) all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policies;

         (iii) Liens, if any, for Taxes not yet delinquent;

         (iv) mechanics', materialmen's or similar Liens, if any, and liens for delinquent Taxes or impositions, in each case only if being contested in good faith and by appropriate proceedings, provided that each of such Liens is not in imminent danger of foreclosure and provided further that either
     (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Qualified Title Insurance Policies within 60 days of Borrower's receipt of notice of such Lien, or
     (b) Borrower deposits with Lender, by the expiration of such 60-day period, an amount equal to 125% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as shall be reasonably satisfactory to Lender, as security for the payment or release of such Lien (such 60-day period shall be extended to 180 days with respect to any such Lien that is caused by a Tenant and does not, in the aggregate with any other such Liens, exceed $250,000, provided Borrower exercises commercially reasonable efforts during such 180-day period to cause such Tenant to remove such Lien or provide the bond described above);

         (v) rights of existing and future Tenants and subtenants as tenants only pursuant to written Leases existing on the date hereof or hereafter entered into in conformity with the provisions of this Agreement;

         (vi) subordination, nondisturbance and attornment agreements with Tenants and subtenants;

         (vii) Liens securing the Permitted Debt described in clause (iii) of the definition thereof;

         (viii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred or entered into in the ordinary course of business which do not have a Material Adverse Effect; and

         (ix) any other Liens which are hereafter approved in writing by Lender in its sole discretion and with respect to which Lender shall have received Rating Confirmation.

         "Permitted Investments" means the following, subject to qualifications hereinafter set forth:

             (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America;

             (ii) federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies;

             (iii) investments that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

             (iv) debt obligations that are rated AAA or higher (or the equivalent) by each of the Rating Agencies;

             (v) commercial paper rated A-1+ (or the equivalent) by each of the Rating Agencies;

             (vi) investment in money market funds rated AAAm or AAAm-G (or the equivalent) by each of the Rating Agencies; and

             (vii) such other investments as to which Lender shall have received Rating Confirmation.

Notwithstanding the foregoing, "Permitted Investments" (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Plan" means an employee benefit plan, other than a Multiemployer Plan,
(i) which is maintained for employees of Borrower or any ERISA Affiliate and which is subject to Title IV of ERISA or (ii) with respect to which Borrower or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including Section 4069 of ERISA).

         "Policies" has the meaning set forth in Section 5.15(b).

         "Prime Rate" means the "prime rate" published in the "Money Rates" section of The Wall Street Journal. If The Wall Street Journal ceases to publish the "prime rate," then Lender shall select an equivalent publication that publishes such "prime rate," and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

         "Principal Indebtedness" means the principal balance of the Loan outstanding from time to time.

         "Property" means the fee and leasehold interests in the land and improvements collectively known as 919 Third Avenue in New York City, New York, as such Property is more particularly described in Schedule A.

         "Qualified Equityholder" means (i) Sponsor, ROP and/or RARC, (ii) provided its qualification first becomes relevant prior to the first anniversary of the Closing Date (but without limiting its ability to qualify under another clause of this definition), the New York State Teachers' Retirement Fund, (iii) any party with respect to which Rating Confirmation is received, and/or (iv) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case that at the time such Person's qualification first becomes relevant, such Person (a) has total assets (in name or under management) in excess of $3 billion, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $1.5 billion, and (b) controls more than 2.5 million square feet of office space in major metropolitan areas

("control" by an entity for this purpose meaning such entity has primary responsibility, directly or indirectly, to make or veto substantially all material decisions with respect to the operation, management, disposition and financing); provided, however, that if any pension fund, investment fund or similar fund, or pension advisory firm or other fiduciary does not meet the requirements of clause (b) above, but meets the requirements of clause (a) above, it will still qualify as a "Qualified Equityholder" so long as the Property, the owner thereof or its managing member or the equity investment of such pension fund, investment fund, similar fund, pension advisory firm or other fiduciary is the subject of an enforceable Investment Management Agreement with an Approved Asset Manager (such party will no longer continue to qualify as a "Qualified Equityholder" pursuant to the above proviso if upon the termination of such Investment Management Agreement, it is not promptly replaced with another enforceable Investment Management Agreement with an Approved Asset Manager). Without limiting the generality of the foregoing, an entity which qualifies as a Qualified Equityholder at the time it acquires more than a 40% interest in Borrower shall be deemed to continue to qualify as an Qualified Equityholder at any subsequent time at or after which, as a result of the exercise of rights and remedies under the applicable organizational documents (and related documents) which are of the type typically found in such documents (such as buy-sell, squeeze-down, rights of first offer and rights of first refusal), such entity holds a greater equity interest in Borrower.

         "Qualified Guarantee" means a guarantee, in substantially in the form of Exhibit D, from Reckson Operating Partnership, L.P. in favor of Lender, provided that (i) such guarantee shall cease to be a Qualified Guarantee if at any time Reckson Operating Partnership, L.P. fails to maintain credit ratings of at least BBB- from each of S&P and Fitch and Baa3 from Moody's (after the occurrence of a Securitization, the foregoing rating requirements shall apply only with respect to the Rating Agencies that rate Certificates issued in the Securitization), (ii) no more than 10% of the Principal Indebtedness may at any time be guaranteed pursuant to Qualified Guarantees, and (iii) in order to constitute a Qualified Guarantee, a guarantee delivered to Lender hereunder shall be accompanied by a reasonably satisfactory opinion of counsel as to the authorization, due execution and enforceability thereof.

         "Qualified Letter of Credit" means a clean, irrevocable, unconditional, transferable letter of credit in substantially the form of Exhibit C or otherwise reasonably satisfactory to Lender with respect to which Borrower has no reimbursement obligation, payable on sight draft only, in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which is not less than AA- (or the equivalent) from each of the Rating Agencies. The following terms and conditions shall apply to each Qualified Letter of Credit:

         (i) Each such Qualified Letter of Credit shall expressly provide that partial draws are permitted thereunder.

         (ii) Each such Qualified Letter of Credit shall expressly provide that it is freely transferable to any successor or assign of Lender.

         (iii) Lender shall only be entitled to draw on any Qualified Letter of Credit immediately and without further notice (a) upon the occurrence and during the continuance of any Event of Default, (b) if Borrower shall not have delivered to Lender, no less than 30 days prior to the expiration date of such Qualified Letter of Credit, if any (including any renewal or extension thereof), a renewal or extension of such Qualified Letter of Credit or a replacement Qualified Letter of Credit for a term of not less than one year (or through the date that is 30 days beyond the Maturity Date, whichever is earlier), or deposited into the applicable Collateral Account the amount that would have been required to be contained therein had such Qualified Letter of Credit not been delivered, or (c) if the credit rating or financial condition of the issuing bank falls below the ratings set forth above in this definition and Borrower fails to satisfy its obligations to replace same pursuant to the applicable Section hereof..

         "Qualified Successor Borrower" means a Single-Purpose Entity Controlled by one or more Qualified Equityholders.

         "Qualified Survey" means a current title survey of the Property, certified to the title company issuing the Qualified Title Insurance Policies and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

         "Qualified Title Insurance Policy" means a mortgagee's title insurance policy in form and substance reasonably satisfactory to Lender.

         "RARC" means Reckson Associates Realty Corp. and any successor by merger or by acquisition of substantially all of its business and assets.

         "Rating Agency" means (i) until a Securitization, S&P, Moody's and Fitch, and (ii) from and after a Securitization, those of S&P, Moody's and Fitch that rate the Certificates issued in the Securitization.

         "Rating Confirmation" means, with respect to any proposed action, confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates; provided that if a Securitization taking the form of a transaction rated by the Rating Agencies has not occurred, then "Rating Confirmation" shall instead mean that the matter in question shall be subject to the prior written approval of Lender in its reasonable discretion (it being agreed that it shall be reasonable for Lender to withhold consent if the proposed action is not in compliance with reasonably prudent lending practices or the guidelines of the Rating Agencies). No Rating Confirmation shall be regarded as having been received unless and until any conditions imposed on its effectiveness by any Rating Agency shall have been satisfied.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

         "Rent Roll" has the meaning set forth in Section 4.14(a).

         "Replacement Reserve Account" has the meaning set forth in Section 3.6.

         "Revenues" means all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant by Borrower of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance. "Revenues" shall not include Loss Proceeds applied in accordance with Section 5.16 (other than the proceeds of rental interruption insurance), interest income (other than interest on amounts contained in the Collateral Accounts), equity contributions or other amounts to be funded by a member pursuant to Borrower's operating agreement and amounts which are received from the Collateral Accounts in accordance herewith or are otherwise free of the Lien of the Loan Documents pursuant to the terms hereof.

         "ROP" means Reckson Operating Partnership L.P. and any successor by merger or by acquisition of substantially all of its business and assets.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "Securitization" means a transaction in which all or any portion of the Loan and the Loan Documents is deposited into one or more trusts which issue Certificates to investors, or a similar transaction.

         "Securitization Issuer" means the issuer of Certificates in a Securitization.

         "Service" means the Internal Revenue Service or any successor agency thereto.

         "Servicer" means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity shall be so appointed, the term "Servicer" shall be deemed to refer to Lender.

         "Single-Purpose Entity" means a Person which (a) was formed solely for the purpose of acquiring, and owning and operating, the Property or, in the case of a Single-Purpose Equityholder, holding an ownership interest in Borrower, (b) has not and does not engage in any business unrelated to the Property or its ownership interest in Borrower, (c) has not and does not have any assets other than those related to its interest in the Property or Borrower, as the case may be, and/or Defeasance Collateral, if applicable, and has not had any material Debt other than Debt related to the Property, and will not have any Debt other than Permitted Debt, (d) has maintained (in all respects material to the conclusions in the Non-Consolidation Opinion) and will maintain books, records, accounts, financial statements, stationery, invoices, checks or the like which are separate and apart from those of any other Person (except that Borrower's or the Single-Purpose Equityholder's financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of Borrower or such Single-Purpose Equityholder in accordance with GAAP), (e) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of Borrower or the Single-Purpose Equityholder, as the case may be, as of the Closing Date, (f) holds itself out as being a Person separate and apart from each other Person, conducts its business in its own name (except for services rendered under a management agreement with an Affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of Borrower), exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, maintains an arm's length relationship with its affiliates (except with respect to the Approved Management Agreement) and, in each case, has done so in all respects material to the conclusions reached in the Nonconsolidation Opinion, (g) has paid and will pay its own liabilities out of its own funds and reasonably allocates any overhead that is shared with an Affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of an Affiliate, (h) maintains (or contracts with an Affiliate or other party to provide) a sufficient number of employees in light of its contemplated business operations, (i) conducts its business so that the assumptions made with respect to it in the Nonconsolidation Opinion (which is attached hereto as Schedule C), or any nonconsolidation opinion hereafter delivered pursuant hereto, if applicable, shall at all times be true and correct in all material respects, (j) in the case of a limited partnership, has observed and observes all applicable limited partnership formalities in all material respects, (k) in the case of a limited liability company, has observed and observes all applicable limited liability company formalities in all material respects, (l) has not and does not commingle its assets with those of any other Person, (m) has not and does not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations or securities of others, (n) has not and does not acquire obligations or securities of its members, (o) has not and will not pledge its assets for the benefit of any other Person (other than the Loan and previous mortgage financings that have been repaid in full), and will not make any loans or advances to any Person except for advances made to Tenants in accordance with the Leases, (p) has maintained and will maintain adequate capital in light of its contemplated business operations, and (q) (I) has at all times from and after the date hereof while the Loan is outstanding (unless and until the Loan is repaid or Borrower is otherwise released from its obligations hereunder in accordance herewith) either (A) two Independent Directors on its board of managers or board of directors or as a special manager or member (or similar position) for the purposes set forth below, or (B) a Single-Purpose Equityholder that has two Independent Directors on its board of managers or board of directors or as a special manager or member (or similar position) for the purposes set forth below, and (II) has an operating agreement or a limited partnership agreement, as the case may be, which provides that for so long as the Loan is outstanding (unless and until the Loan is repaid or Borrower is otherwise released from its obligations hereunder in accordance herewith), the limited liability company or the limited partnership, as the case may be, shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

         (i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets and, in the case of a Single-Purpose Equityholder, the assets of Borrower;

         (ii) engaging in any business unrelated to the Property or its ownership interest in Borrower;

         (iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or a substantial portion of its properties, in respect of it and, in the case of a Single-Purpose Equityholder, Borrower, without the approval of both of its Independent Managers (or the approval of both of the Independent Managers of the Single-Purpose Equityholder); and

         (iv) the amendment or modification of any provision of its organizational documents and, in the case of a Single-Purpose Equityholder, the organizational documents of Borrower, relating to qualification as a "Single-Purpose Entity".

         "Single-Purpose Equityholder" means (i) with respect to a limited partnership, a general partner of such limited partnership that is a Single-Purpose Entity, and (ii) with respect to a limited liability company, a member of such limited liability company that is a Single-Purpose Entity.

         "Sponsor" means Metropolitan Operating Partnership, L.P. and any successor by merger or by acquisition of substantially all of its business and assets.

         "Subordination of Property Management Agreement" means the subordination of property management agreement executed by Borrower and the Approved Property Manager on the date hereof, as the same may from time to time be modified or replaced in accordance herewith.

         "Tax, Insurance and Ground Rents Escrow Account" has the meaning set forth in Section 3.4(a).

         "Taxes" means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Property or Borrower with respect to the Property or rents therefrom or which may become Liens upon the Property, without deduction for any amounts reimbursable to Borrower by third parties.

         "Tenant" means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

         "Tenant Improvements" means, collectively, (i) tenant improvements to be undertaken for any Tenant which are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant's Lease, (ii) allowances to be paid to a Tenant pursuant to such Tenant's Lease in connection with such Tenant's construction of its tenant improvements (or equipping of its space) at the Property, and (iii) other inducements to be paid to a Tenant in connection with the leasing of its space.

         "Tenant Notice" has the meaning set forth in Section 3.1(b).

         "Termination Fee" has the meaning set forth in Section 3.5(d).

         "Test Period" means each six-month period ending on the last day of a Fiscal Quarter, commencing with the six-month period ending September 30, 2001.

         "TI/LC Reserve Account" has the meaning set forth in Section 3.5.

         "Trade Payables" means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Property or Borrower.

         "Transaction" means, collectively, the transaction contemplated by the Loan Documents.

         "Transaction Costs" means all reasonable costs and expenses incurred by Lender and/or Borrower in connection with the origination of the Loan with respect to which reasonably detailed invoices have been provided to Borrower (but expressly excluding any costs and expenses of the Securitization), including third-party origination costs, legal fees and disbursements, accounting fees (excluding costs of agreed-upon procedures), third-party report costs, recording fees, title insurance premiums, lien searches, survey costs and the costs and expenses described in Section 9.17. Invoices shall be provided to Borrower at least two Business Days prior to the Closing Date.

         "Transfer" means the pledge, sale or other whole or partial conveyance of all or any portion of the Property or any direct or indirect interest therein to a third party (other than pledges, sales and conveyances of direct or indirect equity interests in Borrower that are not otherwise prohibited hereunder and the imposition of zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred or entered into in the ordinary course of business which do not have a Material Adverse Effect), including granting of any purchase options, rights of first refusal, rights of first offer or similar rights to purchase all or any portion of the Property (other than such rights as have heretofore been granted and are listed in the Exception Report and/or the Rent Rolls); provided that the conveyance of a space lease at the Property in accordance herewith shall not constitute a Transfer.

         "Treasury Constant Yield" means the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, as shown on the USD screen of the Telerate service, or if such service is not available, the Bloomberg service, or if neither the Telerate nor the Bloomberg service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the scheduled Maturity Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

         "Underfunding" means, with respect to any Plan, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumption used for financial statement disclosure in the most recent financial statements of the Plan sponsor) over the fair market value of the assets held under the Plan.

         "Unfunded Obligations" means the items described in Schedule D.

         "Unfunded Obligations Account" has the meaning set forth in Section 3.9(a).

         "Unfunded Obligations Amount" means $11,553,773.60.

         "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

         "U.S. Person" means a United States person within the meaning of
Section 7701(a)(30) of the Code.

         "U.S. Tax" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         "Yield Maintenance Premium" shall mean, with respect to any payment of principal (or any portion thereof) during the continuance of an Event of Default, the greater of (x) 1% of the amount prepaid and (y) the product of:

         (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Loan before giving effect to such payment, times

         (B) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to the Loan (assuming no prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment.

The calculation of the Yield Maintenance Premium shall be made by the Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

         (b) Rules of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (ii) all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) "including" means "including, but not limited to", and (iv) "mortgage" means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and "mortgagee" means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as same may be modified herein.

                                   ARTICLE I

                                  GENERAL TERMS
                                  -------------

         1.1. The Loan.
              ---------

         (a) On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the "Loan") in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note which shall bear interest as described herein at a per annum rate equal to the Initial Interest Rate.

         (b) The Loan shall be secured by (i) the Property, pursuant to the Mortgage and the Assignment of Rents and Leases, (ii) Borrower's contract rights, pursuant to the Assignment of Contracts, (iii) the Account Collateral, and (iv) the other security interests and Liens granted in the Loan Documents.

         (c) Lender shall have the right at any time, at Lender's sole discretion, in order to effect a Securitization, to replace the initial Note with two or more replacement Notes. Each replacement Note shall be in the form of the initial Note but for its principal amount and Interest Rate, except that each replacement Note shall provide that it is being issued (together with the other replacement Notes) in substitution for, and replacement of, the initial Note and collectively evidence the same indebtedness evidenced thereby and shall also contain such additional language as Borrower shall reasonably request to minimize the risk of additional mortgage recording tax. The original Note, upon execution of the replacement Notes, shall be marked in a manner reasonably satisfactory to Borrower to indicate it has been replaced and is no longer in effect, but that the indebtedness evidenced thereby has not been repaid or discharged but is evidenced by the replacement Notes. The principal amount of each Note shall be determined by Lender in its sole discretion, provided that the sum of the principal amounts of the replacement Notes shall equal the then Principal Indebtedness. The Interest Rate of each replacement Note shall be determined by Lender in its sole discretion, provided that the weighted average of such Interest Rates, weighted on the basis of the respective principal balances of the Notes, shall at all times equal the Initial Interest Rate and provided further that no change in Interest Rate shall be made if the same would have the effect of causing Borrower or any of its direct or indirect equityholders (or any affiliate thereof) to recognize a taxable gain or loss. Notwithstanding anything to the contrary contained in this Loan Agreement or the other Loan Documents, no application of payments of, or with respect to, the Loan, including payments of principal, whether as a result of payments made by Borrower, application of Article III hereof or by reason of the exercise by Lender of any of its rights or remedies, shall be made by Lender in such a manner that would result in the immediately preceding sentence not being satisfied after such application, unless Borrower expressly consents thereto. Borrower shall execute and return to Lender each such Note reasonably promptly after Borrower's receipt of an execution copy thereof (whereupon Lender shall return the original Note to Borrower). If requested by Lender, Borrower shall deliver to Lender, together with such replacement Notes, an opinion of counsel in substantially the form delivered to Lender on the Closing Date solely with respect to the due authorization and enforceability of such replacement Notes. Such opinions may contain additional assumptions or exceptions appropriate to the circumstances, including, without limitation, any exceptions (including with respect to usury) resulting from any Note not being in an amount in excess of $2,500,000. If a Note is not in an amount in excess of $2,500,000 and Lender requests an opinion with respect to usury, such opinion shall be at Lender's sole cost and expense. From and after the Securitization of the Loan, the provisions of this Section 1.1(c) shall be deemed of no further force or effect.

         1.2. Interest and Principal.
              ----------------------

         (a) Commencing with the Initial Payment Date, and on each and every Payment Date thereafter, Borrower shall pay to Lender a constant monthly payment of $1,640,985.89, which amount shall be applied first toward the payment of interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default), and the balance shall be applied toward the reduction of the outstanding principal balances of the Notes pro rata in accordance with their then outstanding principal balances. On the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

         (b) No prepayments of the Loan shall be permitted except for (i) scheduled amortization as described in Section 1.2(a), (ii) prepayments resulting from Casualty or Condemnation as described in Section 5.16(c), and
(iii) a prepayment of the Loan in whole (but not in part) on any Business Day that is not earlier than the third Payment Date prior to the Maturity Date and that is not less than 15 days following Lender's receipt of written notice of Borrower's intent to prepay; provided that any prepayment under this clause
(iii) shall be accompanied by all interest accrued on the amount prepaid plus, if such prepayment does not occur on the first day of a calendar month, the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Any amount prepaid under clause (iii) on any day that is not the first day of a calendar month shall be held by Lender until the next succeeding Payment Date in an interest-bearing account, and any interest earned thereon during such period shall be remitted to Borrower on such Payment Date. If a prepayment notice is delivered to Lender and such prepayment is not made within 30 days of the date specified therein, (x) Borrower's notice of prepayment shall be deemed rescinded, and (y) Borrower shall, at the end of such 30 day period, pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission. In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.2. The entire outstanding principal balance of the Loan, together with interest accrued thereon and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date. No Yield Maintenance Premium shall be due in connection with any payment described in this Section 1.2(b).

         (c) If all or any portion of the Principal Indebtedness (other than scheduled amortization as described in Section 1.2(a) and prepayments resulting from Casualty or Condemnation as described in Section 5.16(c)) is paid to Lender following acceleration of the Loan, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is prepaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full.

         1.3. Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(b)) shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. During the continuance of an Event of Default, all amounts received from Borrower shall be applied toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes in such sequence as Lender shall elect in its sole discretion.

         1.4. Taxes. Borrower agrees to indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.

         1.5. Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender releasing and discharging, or assigning, all Liens on (and where previously delivered to Lender or Servicer, or otherwise in their possession, returning to Borrower) all Collateral securing payment of the Indebtedness (subject to Borrower's obligation to pay any associated expenses), including all balances in the Collateral Accounts (which at Borrower's election may be applied toward the repayment of the Indebtedness), terminating the Loan Documents and providing notice thereof to third parties, including the landlord under the Ground Lease, the Cash Management Bank and Tenants.

                                   ARTICLE II

                            DEFEASANCE AND ASSUMPTION
                            -------------------------

         2.1. Defeasance.
              ----------

         (a) On any date after the expiration of the Lockout Period, subject to the notice requirement described in Section 2.1(c), Borrower may obtain the release of the Collateral (other than the Defeasance Collateral) from the liens created by the Loan Documents upon the payment to Lender of all sums then due under the Loan Documents and the delivery of the following to Lender:

         (i) Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates through the third Payment Date prior to the Maturity Date in an amount sufficient to make all payments of interest and principal due hereunder (including the then outstanding Principal Indebtedness on the third Payment Date prior to the Maturity Date), taking into account any income tax (if any is anticipated to be payable by such entity, as opposed to by any direct or indirect owner thereof, based on then current tax law) payable on any net annual income of Borrower or the Defeasance Borrower, as applicable (and to the extent any earnings exceed the amount required to fund such payments, such excess shall be released to Borrower or its designees free of the Lien of the Loan Documents);

         (ii) written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;

         (iii) a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a "Defeasance Pledge Agreement");

         (iv) an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining (1) that the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; and (2) that the Defeasance does not constitute a "significant modification" of the Loan under Section 1001 of the Code or cause a tax to be imposed on the Securitization Vehicle, other than as a result of a Securitization having occurred after the first anniversary of the Closing Date (provided that Lender may waive any of the foregoing opinions if each of the Rating Agencies, as evidenced by receipt of the Rating Confirmation required pursuant to clause (vii), and Lender determine in their sole and absolute discretion that such opinions are no longer customary in connection with defeasances of securitized commercial mortgage loans of comparable size and are not otherwise necessary or advisable in connection with the Defeasance);

         (v) instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender's Liens on the Collateral (other than the Defeasance Collateral);

         (vi) such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request;

         (vii) if a Securitization taking the form of a transaction rated by the Rating Agencies has occurred and is then outstanding, receipt of Rating Confirmation with respect to the satisfaction of the foregoing requirements and the requirements set forth in Section 2.1(b); and

         (viii) reimbursement for any reasonable third-party costs and expenses incurred by Lender in connection with this Section 2.1 (including Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith).

Lender shall reasonably cooperate with Borrower to avoid the incurrence of mortgage recording taxes in connection with a Defeasance, which cooperation may include assigning the Note to a refinancing lender in consideration of receipt of a new defeasance note and rights under the Defeasance Pledge Agreement.

         (b) At the time of Defeasance, Borrower shall transfer and assign all of its interest in the Property to a third party, which may be an affiliate of the Borrower, unless the Loan is assumed by a bankruptcy-remote entity reasonably satisfactory to Lender (if not in compliance in all material respects with Rating Agency guidelines for bankruptcy remote entities) and satisfactory to the Rating Agencies to which Borrower shall transfer all of the Defeasance Collateral (a "Defeasance Borrower") and such Defeasance Borrower shall have executed and delivered to Lender an assumption agreement in customary form or otherwise in form and substance reasonably satisfactory to Lender, such Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender which are substantially equivalent to the opinions delivered to Lender on the Closing Date, to the extent applicable, including new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies (provided that Lender may waive any of the foregoing legal opinions if each of the Rating Agencies, as evidenced by receipt of the Rating Confirmation required pursuant to clause (vii) of Section 2.1(a), and Lender determine in their sole and absolute discretion that such opinions are no longer customary in connection with defeasances of securitized commercial mortgage loans of comparable size and are not otherwise necessary or advisable in connection with the Defeasance); and Borrower and the Defeasance Borrower shall have delivered such other customary documents, certificates and legal opinions as Lender shall reasonably request, in which event Borrower shall be completely released and relieved of all of its obligations under the Loan Documents except those obligations which by their terms survive the repayment of the Loan.

         (c) Borrower must give Lender and each Rating Agency at least 15 days' prior written notice of any Defeasance under this Section 2.1, specifying the date on which the

Defeasance is expected to occur. If such Defeasance is not made within 30 days of such date (x) Borrower's notice of Defeasance will be deemed rescinded, and
(y) Borrower shall at the end of such 30-day period pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission.

         (d) Upon satisfaction of the requirements contained in this Section 2.1, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender releasing and discharging, or assigning, all Liens on (and where previously delivered to Lender or Servicer, or otherwise in their possession, returning to Borrower) all Collateral securing payment of the Indebtedness other than the Defeasance Collateral (subject to Borrower's obligation to pay any associated expenses), including all balances in the Collateral Accounts, terminating the Loan Documents and providing notice thereof to third parties, including the landlord under the Ground Lease, the Cash Management Bank and Tenants.

         2.2. Assumption. The initial Borrower shall have the right at any time to Transfer all of the Collateral to a Qualified Successor Borrower that will contemporaneously assume all of the remaining obligations of Borrower hereunder (an "Assumption"), provided no Event of Default or material monetary Default is then continuing (unless the same would be cured by such Transfer) or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

         (i) such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents;

         (ii) such Qualified Successor Borrower shall execute and deliver such Uniform Commercial Code financing statements as may be reasonably requested by Lender;

         (iii) such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender which are reasonably equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions which are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies (provided that Lender may waive any of the foregoing opinions if each of the Rating Agencies, as evidenced by receipt of the Rating Confirmation required pursuant to clause (vi), and Lender determine in their sole and absolute discretion that such opinions are no longer customary in connection with assumptions of securitized commercial mortgage loans of comparable size and are not otherwise necessary or advisable in connection with the Assumption);

         (iv) such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of the Qualified Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.2, each in form and substance reasonably satisfactory to Lender, including, but not limited to, a certified copy of the applicable resolutions from all appropriate persons, certified copies of the certificate of formation and Operating Agreement (or the equivalent) of the

     Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

         (v) the Qualified Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Property to the Qualified Successor Borrower or Borrower shall deliver a letter from the title insurer that transfer does not affect validity of the Qualified Title Insurance Policy;

         (vi) Rating Confirmation shall have been received with respect to the legal structure of the successor borrower, the documentation of the Assumption to be delivered as provided above and the related legal opinions to be delivered as provided above; and

         (vii) the Servicer shall have received upon request a $25,000 nonrefundable assumption fee and shall have received payment of all reasonable out-of-pocket costs and expenses incurred by Lender and Servicer, as applicable, in connection with such assumption (including reasonable attorneys' fees and costs, the cost of an endorsement to the Title Insurance Policy reflecting the conveyance of the Property to the Qualified Successor Borrower, lien search and credit investigation expenses and rating agency fees and expenses).

Upon request of Borrower and satisfaction of the above conditions, Lender shall execute and deliver to Borrower such instrument(s), prepared by Borrower, as Borrower may reasonably request to evidence that a Transfer was made in accordance with this Section 2.2, that the Qualified Successor Borrower has become the Borrower hereunder and under the other Loan Documents and that the initial Borrower is released from any further obligations or liabilities hereunder and, if applicable to such transaction, to provide the confirmation described in Section 9.19(f) below. Upon request of Borrower and reasonable advance notice, Lender shall, at Borrower's sole cost and expense, either attend any closing of a proposed Transfer to a Qualified Successor Borrower or cooperate with Borrower in the establishment of a reasonably satisfactory escrow arrangement, and, provided the conditions set forth above have been satisfied at or prior to such closing, Lender will unconditionally deliver to the initial Borrower and the Qualified Successor Borrower at such closing, directly or through release of such escrow, the instrument(s) described in the immediately preceding sentence.

                                  ARTICLE III

                                    ACCOUNTS
                                    --------

         3.1. Cash Management Account.
              -----------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with a depository institution satisfactory to Lender (the "Cash Management Bank") an account for the collection of income from the Property (the "Cash Management Account"). As a condition precedent to the Closing Date, Borrower shall cause the Cash Management Bank to execute and deliver a Cash Management Agreement which provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw and disburse funds from the Cash Management Account and that checks received in the related lockbox shall be promptly deposited into the Cash Management Account (unless the same is rejected by or at the direction of Borrower or its managing agent in the case of a disputed or incorrect amount). The fees and expenses of the Cash Management Bank shall be paid by Borrower.

         (b) Within five Business Days following the Closing Date, Borrower shall deliver to each Tenant in the Property a written notice (a "Tenant Notice") in the form of Exhibit A instructing that (i) all payments under the Leases (other than Tenant security deposits to be held in escrow accounts) shall thereafter be transmitted by them directly to, the Cash Management Account (which may be accomplished, in the case of payment by check, by delivery to a lockbox address established by the Cash Management Bank) in order that such payments be deposited directly into, the Cash Management Account and (ii) such instruction may not be rescinded unless and until such Tenant receives from Borrower or Lender a copy of Lender's written consent to such rescission or Lender's written notice that the Loan has been repaid or Defeased. Borrower shall send a copy of each such written notice to Lender and shall redeliver such notices to each Tenant until such time as such Tenant complies therewith. Borrower covenants to cause all cash Revenues relating to the Property and all other money received by Borrower with respect to the Property (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Cash Management Account by the end of the first Business Day following Borrower's or the Property Manager's receipt thereof (unless the same is rejected by or at the direction of Borrower or its managing agent in the case of a disputed or incorrect amount); and Borrower shall be permitted to deposit in the Cash Management Account such additional amounts as Borrower may elect.

         (c) In the event that (i) at any time the Cash Management Bank ceases to be an Eligible Institution (unless the Collateral Accounts are maintained, or caused to be maintained reasonably promptly after receipt of written notice from Lender thereof, as segregated trust accounts in accordance with clause (ii) of the definition of Eligible Accounts), or (ii) the Cash Management Bank fails to comply in any material respect with the Cash Management Agreement, Borrower shall, at Lender's written request, replace the Cash Management Bank with any other financial institution in which Eligible Accounts may be maintained, provided such financial institution is reasonably satisfactory to Lender and Borrower shall deliver appropriate Tenant Notices to all Tenants with respect to such replacement and shall cause such financial institution to promptly execute and deliver to Lender a Cash Management Agreement and Lender shall reasonably cooperate with Borrower in the delivery of such Tenant Notices, the execution of such Cash Management Agreement and the establishment of the replacement Collateral Accounts resulting therefrom; provided that Lender shall have the right to select such financial institution and cause such replacement (and Borrower shall cooperate in connection therewith and shall deliver such Tenant Notices and execute such Cash Management Agreement) during the continuance of an Event of Default or Cash Trap Period or if Borrower fails to reasonably promptly comply with this Section 3.1(c) following Borrower's receipt of the written request from Lender described above.

         (d) Provided no Event of Default or Cash Trap Period is continuing, Borrower shall have the right at any time, and from time to time, during the term of the Loan, at Borrower's sole cost and expense, to replace the Cash Management Bank with any other financial institution in which Eligible Accounts may be maintained, provided such financial institution is reasonably satisfactory to Lender and executes and delivers to Lender a Cash Management Agreement, provided Borrower delivers to Lender reasonably acceptable legal opinions with respect to the Borrower's due authorization, execution and delivery and the enforceability thereof and delivers appropriate Tenant Notices to all Tenants, and Lender shall reasonably cooperate with Borrower in the delivery of such Tenant Notices, the execution of such Cash Management Agreement and the establishment of the replacement Collateral Accounts resulting therefrom.

         3.2. Distributions from Cash Management Account.
              ------------------------------------------

         (a) The Cash Management Agreement shall provide that the Cash Management Bank shall remit to an account specified by Borrower, at the end of each Business Day, the amount, if any, by which amounts then contained in the Cash Management Account exceed the Peg Balance (and Borrower shall receive the same free of the Lien of the Loan Documents); provided, however, that Servicer may terminate such remittances during the continuance of an Event of Default upon notice to the Cash Management Bank. Servicer will reasonably promptly notify the Cash Management Bank at any time of any change in the Peg Balance.

         (b) On each Payment Date falling during the continuance of an Escrow Period, provided no Event of Default has occurred and is continuing, the Servicer shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

         (i) to the Tax, Insurance and Ground Rents Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;

         (ii) to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

         (iii) to the Replacement Reserve Account, the amounts required to be deposited therein pursuant to Section 3.6;

         (iv) to the TI/LC Reserve Account, any amount required to be deposited therein pursuant to Section 3.5;

         (v) during the continuance of a Cash Trap Period, to Borrower, an amount equal to the Budgeted Operating Expenditures for the month in which such Payment Date occurs (ignoring for such purposes the preceding Business Day convention), provided that the amounts disbursed to Borrower pursuant to this clause (v) shall be used by Borrower solely to pay operating expenses for such month (or, in the event such Budgeted Operating Expenditures exceed the actual operating expenses for such month, such excess amounts will be applied by Borrower to the immediately succeeding month's operating expenses), and provided further that no amounts will be disbursed to Borrower in respect of the fees of the Approved Property Manager to the extent such fees exceed 1.5% of gross revenues; as well as any additional amount reasonably requested by

     Borrower in writing in respect of emergency and non-discretionary operating expenses (other than management fees), which written request shall be accompanied by a reasonably detailed description of the emergency or non-discretionary operating expenses, as the case may be (any such request in respect of non-discretionary operating expenses shall be delivered at least 10 Business Days prior to such Payment Date, and Lender shall reasonably cooperate with any request to remit funds from the Cash Management Account on a date that is not a Payment Date if required due to an emergency);

         (vi) during the continuance of a Cash Trap Period, any additional amount required to cause the amount in the Replacement Reserve Account to equal the Budgeted Capital Expenditures for the month in which such Payment Date occurs, as well as any additional amount reasonably requested by Borrower in writing in respect of emergency Capital Expenditures, which written request shall be accompanied by a reasonably detailed description of the emergency;

         (vii) during the continuance of a Cash Trap Period, all remaining amounts to the Low DSCR Reserve Account (other than amounts, if any, that remain solely as a result of Borrower's delivery of a Qualified Letter of Credit with respect to the Tax, Insurance and Ground Rents Escrow Account, the Replacement Reserve Account and/or the TI/LC Reserve Account); and

         (viii) all remaining amounts, if any, to such accounts as Borrower may direct, free of the Lien of the Loan Documents.

         (c) If by 1:00 p.m., New York City time, on any Payment Date during the continuance of an Escrow Period the amount in the Cash Management Account shall be sufficient to make all of the payments and deposits described in Section 3.2(b)(i) through (iv), Borrower shall be deemed to have made such payments and deposits on such Payment Date unless Lender is legally constrained from transferring such amount in accordance with such Section by reason of any insolvency related to Borrower or any other event.

         (d) If on any Payment Date during the continuance of an Escrow Period the amount in the Cash Management Account shall be insufficient to make all of the transfers described in Section 3.2(b)(i) through (iv), Borrower shall deposit into the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Cash Management Account toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes in such sequence as Lender shall elect in its sole discretion.

         3.3. Low DSCR Reserve Account.
              ------------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b)(vi) (the "Low DSCR Reserve Account").

         (b) If on any Payment Date that falls during the continuance of a Cash Trap Period but does not fall during the continuance of an Event of Default, amounts contained in the Cash Management Account are insufficient to make the transfer described in Section 3.2(b)(v), then Lender shall remit from the Low DSCR Reserve Account to Borrower the lesser of (i) the amount of such deficiency and (ii) the amount then contained in the Low DSCR Reserve Account.

         (c) Provided no Event of Default is continuing, Borrower shall have the right to receive amounts from the Low DSCR Reserve Account upon delivery to Lender of a Qualified Letter of Credit in the amount so received, provided that if the letter of credit delivered to Lender at any time ceases to be a Qualified Letter of Credit, Borrower shall, within 10 days following the Borrowers' receipt of written notice from Lender, either make a deposit into the Low DSCR Reserve Account in the amount that would be contained therein had no Qualified Letter of Credit been delivered or deliver to Lender a Qualified Letter of Credit in such amount.

         (d) Lender shall release to the Cash Management Account all amounts then contained in the Low DSCR Reserve Account after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Cash Trap Period is then continuing. Such a release shall not preclude the subsequent commencement of a Cash Trap Period and the deposit of amounts into the Low DSCR Reserve Account as set forth in Section 3.2(b)(vi).

         3.4. Tax, Insurance and Ground Rents Escrow Account.
              ----------------------------------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums during each Escrow Period (the "Tax, Insurance and Ground Rents Escrow Account").

         (b) On the first Payment Date in each Escrow Period, the Tax, Insurance and Ground Rents Escrow Account shall be funded in an amount equal to the sum of
(i) an amount sufficient to pay all Taxes by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes, plus (ii) an amount sufficient to pay all insurance premiums by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected insurance premiums, plus
(iii) an amount sufficient to pay all Ground Rents by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Ground Rents.

         (c) On each subsequent Payment Date during the continuance of an Escrow Period, an additional deposit shall be made therein in an amount equal to the sum of:

         (A) 1/12 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus

         (B) 1/12 of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months; plus

         (C) 1/12 of the Ground Rents that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months;

provided, however, that if at any time during the continuance of an Escrow Period Lender reasonably determines that the amount in the Tax, Insurance and Ground Rents Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions hereof) the full amount of all installments of Taxes, insurance premiums and Ground Rents by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Tax, Insurance and Ground Rents Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

         (d) Borrower shall have the right to deliver to Lender a Qualified Letter of Credit in lieu of making the cash deposits described above, provided that (i) the sum of the amount of such Qualified Letter of Credit and any amount contained in the Tax, Insurance and Ground Rents Escrow Account shall at all times be at least the amount that would then be required to be held in the Tax and Insurance Escrow Account had such Qualified Letter of Credit not been delivered, and (ii) if the letter of credit delivered to Lender at any time ceases to be a Qualified Letter of Credit, Borrower shall, within 10 days following the Borrowers' receipt of written notice from Lender, either make a deposit into the Tax, Insurance and Ground Rents Escrow Account in the amount that would be contained therein had no Qualified Letter of Credit been delivered (and thereafter Borrower shall continue to make monthly deposits as provided herein) or deliver to Lender a Qualified Letter of Credit satisfying the requirements set forth in this Section 3.4(d).

         (e) During the continuance of an Escrow Period, Borrower shall provide Lender with copies of all tax and insurance bills relating to the Property promptly after Borrower's receipt thereof. Lender will apply amounts in the Tax, Insurance and Ground Rents Escrow Account toward the purposes for which such amounts are deposited therein (and Borrower shall not be in default hereunder for its failure to pay such amounts by reason of Lender's failure to make such application). In connection with the making of any payment from the Tax, Insurance and Ground Rents Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest. Upon written request from Borrower, Lender will make a payment under protest.

         (f) Upon the termination of an Escrow Period, provided no Event of Default is then continuing, Lender shall remit to Borrower the amount then contained in the Tax, Insurance and Ground Rents Escrow Account.

         3.5. TI/LC Reserve Account.
              ---------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts in respect of Tenant Improvements and Leasing Commissions during Escrow Periods (the "TI/LC Reserve Account").

         (b) On each Payment Date during the continuance of an Escrow Period, there shall be deposited into the TI/LC Reserve Account an amount equal to the Monthly Low DSCR TI/LC Amount. Borrower may satisfy its obligations under the preceding sentence by delivering to Lender a Qualified Letter of Credit, provided that (i) the sum of the amount of such Qualified Letter of Credit and any amount contained in the TI/LC Reserve Account shall at all times be at least the amount that would then be required to be held in the TI/LC Reserve Account had such Qualified Letter of Credit not been delivered, taking into account any amounts that would have been permitted to be withdrawn therefrom in accordance with Section 3.5(c), and (ii) if a letter of credit delivered to Lender under this Section at any time ceases to be a Qualified Letter of Credit, then within 10 Business Days after receipt of notice from Lender Borrower shall either make a deposit into the TI/LC Reserve Account in the amount that would be contained therein had no Qualified Letter of Credit been delivered, taking into account any amounts that would have been permitted to be withdrawn therefrom in accordance with Section 3.5(c) (and thereafter Borrower shall continue to make monthly deposits as provided herein) or deliver to Lender a Qualified Letter of Credit satisfying the requirements set forth in this Section 3.5(b). Borrower shall have the right at any time, so long as no Event of Default is continuing, to require Lender to return to Borrower the amount then deposited in the TI/LC Reserve Account (or any portion thereof) by delivery of a Qualified Letter of Credit in the amount to be returned.

         (c) If Borrower satisfies its obligation under Section 3.5(b) by making deposits into the TI/LC Reserve Account, then, upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the TI/LC Reserve Account to reimburse Borrower for Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with an existing Lease or a new Lease (or Lease expansion, modification or extension) entered into in accordance herewith, or, at Borrower's direction, to directly pay such costs, provided that (1) Borrower shall deliver to Lender invoices (or other reasonably satisfactory evidence) evidencing incurrence of the costs as to which such disbursements are requested; (2) Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate; and
(3) Lender may condition the making of a requested disbursement with respect to any contract that exceeds $100,000 on Borrower's receipt of partial lien releases and waivers from the contractors thereunder with respect to hard costs under such contract for which Borrower has previously received disbursements under this Section 3.5(c).

         (d) Whenever a Major Lease is terminated early, whether by buy-out, cancellation, default or otherwise (including any exercise by a Tenant of an early termination right with respect to all or a portion of its space as permitted under its Lease), and Borrower receives any payment, fee or penalty in respect of such termination (a "Termination Fee"), Borrower shall promptly cause such Termination Fee to be deposited into the TI/LC Reserve Account (except that if such Termination Fee exceeds 125% of the Leasing Commissions, Tenant Improvement costs and other Capital Expenditures reasonably required to enter into a replacement Lease in respect of the space covered by the terminated Lease, as reasonably determined by the Lender (or 100% of such amounts if they are set forth as a fixed dollar amount in executed agreements), Lender shall remit such excess from the TI/LC Reserve Account into the Cash Management Account). Provided no Event of Default has occurred and is continuing, Lender shall disburse such Termination Fee to Borrower at the written request of Borrower in respect of Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a replacement Lease or replacement Leases entered into in accordance with the terms hereof in respect of the space covered by such terminated Lease and the remainder of such Termination Fee, if any, shall be remitted to the Cash Management Account after the space covered by such terminated Lease has been relet and the replacement Tenant is in occupancy under the replacement Lease.

         (e) Upon the termination of an Escrow Period, provided no Event of Default is then continuing, Lender shall remit to Borrower the amount then contained in the TI/LC Reserve Account (other than amounts deposited therein pursuant to Section 3.5(d)) or, if applicable, return to Borrower the Qualified Letter of Credit delivered pursuant to Section 3.5(b).

         3.6. Replacement Reserve Account.
              ---------------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts in respect of Capital Expenditures during Escrow Periods (the "Replacement Reserve Account").

         (b) On each Payment Date during the continuance of an Escrow Period, there shall be deposited into the Replacement Reserve Account an amount equal to the Monthly Low DSCR Replacement Reserve Amount. Borrower may satisfy its obligations under the preceding sentence by delivering to Lender a Qualified Letter of Credit, provided that (i) the sum of the amount of such Qualified Letter of Credit and any amount contained in the Replacement Reserve Account shall at all times be at least the amount that would then be required to be held in the Replacement Reserve Account had such Qualified Letter of Credit not been delivered, taking into account any amounts that would have been permitted to be withdrawn therefrom in accordance with Section 3.6(c), and (ii) if a letter of credit delivered to Lender under this Section at any time ceases to be a Qualified Letter of Credit, then within 10 Business Days after receipt of notice from Lender Borrower shall either make a deposit into the Replacement Reserve Account in the amount that would be contained therein had no Qualified Letter of Credit been delivered, taking into account any amounts that would have been permitted to be withdrawn therefrom in accordance with Section 3.6(c) (and thereafter Borrower shall continue to make monthly deposits as provided herein) or deliver to Lender a Qualified Letter of Credit satisfying the requirements set forth in this Section 3.6(b). Borrower shall have the right at any time, so long as no Event of Default is continuing, to require Lender to return to Borrower the amount then deposited in the Replacement Reserve Account (or any portion thereof) by delivery of a Qualified Letter of Credit in the amount to be returned.

         (c) If Borrower satisfies its obligation under Section 3.6(b) by making deposits into the Replacement Reserve Account, then, upon the request of Borrower at any time that no Event of Default is continuing (but not more often that once per calendar month except in case of emergency), Lender will cause disbursements to Borrower from the Replacement

Reserve Account to reimburse Borrower for Capital Expenditures, or, at Borrower's direction, to directly pay such costs; provided that (1) Borrower shall deliver to Lender invoices (or other reasonably satisfactory evidence) evidencing incurrence of the costs as to which such disbursements are requested;
(2) Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate; and (3) Lender may condition the making of a requested disbursement with respect to any contract that exceeds $100,000 on Borrower's receipt of partial lien releases and waivers from the contractors thereunder with respect to hard costs under such contract for which Borrower has previously received disbursements under this Section 3.6(c).

         (d) Upon the termination of an Escrow Period, provided no Event of Default is then continuing, Lender shall remit to Borrower the amount then contained in the Replacement Reserve Account or, if applicable, return to Borrower the Qualified Letter of Credit delivered pursuant to Section 3.6(b).

         3.7. [Intentionally Omitted].
              -----------------------

         3.8. Loss Proceeds Account.
              ---------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of depositing any Loss Proceeds (the "Loss Proceeds Account").

         (b) Provided no Event of Default is continuing, funds in the Loss Proceeds account shall be applied in accordance with Section 5.16.

         3.9. Unfunded Obligations Account.
              ----------------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving an amount in respect of the Unfunded Obligations (the "Unfunded Obligations Account").

         (b) On the Closing Date, Borrower shall either (x) deposit into the Unfunded Obligations Account, from the proceeds of the Loan, an amount equal to the Unfunded Obligations Amount, or (y) deliver to Lender a Qualified Letter of Credit in such amount (provided that the amount so deposited or covered by such Qualified Letter of Credit may be reduced by the portion of the Unfunded Obligations Amount corresponding to obligations owed by Borrower to Debevoise & Plimpton if Borrower delivers to Lender a Qualified Guaranty with respect thereto).

         (c) Borrower shall perform the Unfunded Obligations in a diligent, workmanlike manner and shall complete the same within the respective time periods set forth in Schedule D, subject to Excusable Delay and other exceptions provided for in the applicable underlying agreements. Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than twice per calendar month, except in case of emergency), Lender shall cause disbursements to Borrower from the Unfunded Obligations Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of Unfunded Obligations or, at Borrower's direction, to directly pay such costs (or, if applicable, shall permit the reduction of the amount of the Qualified Guaranty by the amount that would have been so disbursed), provided that

         (i) Borrower shall deliver to Lender invoices (or other reasonably satisfactory evidence) evidencing that the costs for which such disbursements are requested are due and payable;

         (ii) Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate; and

         (iii) Lender may condition the making of a requested disbursement with respect to any contract that exceeds $100,000 on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and
     (3) receipt of lien releases and waivers from the contractors thereunder with respect to hard costs.

         (d) If Borrower satisfies a portion of its obligation under Section 3.9(b) by providing a guaranty which at any time ceases to be a Qualified Guaranty, Borrower shall, within 10 Business Days after written notice from Lender, deposit into the Unfunded Obligations Account an amount equal to the amount of such guaranty (as such amount may have been reduced pursuant to Section 3.9(c)) or deliver to Lender a Qualified Letter of Credit in such amount. If Borrower satisfies all or any portion of its obligation under Section 3.9(b) or this Section 3.9(d) by providing a letter of credit which at any time ceases to be a Qualified Letter of Credit, Borrower shall, within 10 Business Days after written notice from Lender, either (x) deliver to Lender a replacement Qualified Letter of Credit or (y) deposit into the Unfunded Obligations Account the amount that would be contained therein had Borrower deposited the Unfunded Obligations Amount therein on the Closing Date (minus the amount of any Qualified Guaranty delivered by Borrower pursuant to Section 3.9(b) and not subsequently replaced by cash or a Qualified Letter of Credit) and subsequently withdrawn therefrom all amounts that would have been permitted to be withdrawn therefrom pursuant to Section 3.9(c).

         (e) Upon the satisfaction (as reasonably determined by Lender) of the portion of the Unfunded Obligations identified on any line on Schedule D, and provided no Event of Default is then continuing, the remainder of the portion of the Unfunded Obligations Account held for such line item (as shown adjacent to such line item on Schedule D) shall promptly be remitted to Borrower. Upon the satisfaction of all Unfunded Obligations, provided no Event of Default is then continuing, any amounts then remaining in the Unfunded Obligations Account shall promptly be remitted to Borrower and the Unfunded Obligations Account will no longer be maintained.

         3.10. D&P Debt Service Reserve Account.
               --------------------------------

         (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving the D&P Debt Service Reserve Amount (the "D&P Debt Service Reserve Account").

         (b) On the Closing Date, Borrower shall either (x) deposit into the D&P Debt Service Reserve Account, from the proceeds of the Loan, an amount equal to the D&P Debt Service Reserve Amount, or (y) deliver to Lender a Qualified Guarantee.

         (c) If Borrower satisfies its obligation under Section 3.9(b) by making a deposit into the D&P Debt Service Reserve Account, then on each Payment Date commencing with the Initial Payment Date while there is a positive balance in the D&P Debt Service Reserve Account, whether or not an Event of Default shall exist, Lender shall remit from the D&P Debt Service Reserve Account to the Cash Management Account an amount equal to the Monthly D&P Debt Service Reserve Amount or, if less, the actual balance contained in the D&P Debt Service Reserve Account.

         (d) If Borrower satisfies its obligation under Section 3.10(b) by making a deposit into the D&P Debt Service Reserve Account, then provided no Event of Default is continuing, Borrower shall have the right to have the amount contained in the D&P Debt Service Reserve Account returned to Borrower upon delivery to Lender of a Qualified Guaranty covering the remaining Payment Dates through the March 2002 Payment Date or upon delivery of a Qualified Letter of Credit in the amount being returned to Borrower.

         (e) If a Qualified Letter of Credit is provided, the letter of credit may be reduced each month after the applicable Payment Date for such month by the Monthly D&P Debt Service Reserve Amount unless an Event of Default has occurred and is then continuing. Lender shall cooperate with Borrower in effectuating such reduction. If a Qualified Letter of Credit is drawn upon for any reason, and whether or not an Event of Default shall then exist, the proceeds shall be applied as follows: (x) there shall be deposited into the D&P Debt Service Reserve Account, and Section 3.10(c) shall thereafter apply with respect to such funds, an amount equal to the amount of cash that would have been in such account if Borrower had never withdrawn the cash from the D&P Debt Service Reserve Account pursuant to Section 3.10(d) and such cash in the D&P Debt Service Reserve Account had been remitted on each Payment Date as provided in Section 3.10(c), (y) there shall be remitted to the Cash Management Account, with respect to each prior Payment Date during which an Event of Default existed which was not cured, the aggregate amount that would have been remitted to the Cash Management Account on each such Payment Date if there had been cash in the D&P Debt Service Reserve Account, and (z) all remaining proceeds shall be remitted to Borrower. If the Qualified Letter of Credit has not then been drawn upon in full, the same shall be returned to Borrower within ten Business Days after the Payment Date in March 2002.

         (f) If Borrower provides a guaranty pursuant to this Section 3.10 which at any time ceases to be a Qualified Guaranty, Borrower shall, within 10 Business Days after written notice from Lender, deposit into the D&P Debt Service Reserve Account the amount that would then be contained in the D&P Debt Service Reserve Account had Borrower deposited the Debt

Service Reserve Amount therein on the Closing Date and amounts had subsequently been withdrawn therefrom as set forth in Section 3.10(c), or a Qualified Letter of Credit in such amount. If Borrower provides a letter of credit pursuant to this Section 3.10 which at any time ceases to be a Qualified Letter of Credit, Borrower shall, within 10 Business Days after written notice from Lender, either deliver to Lender a replacement Qualified Letter of Credit or make a deposit into the D&P Debt Service Reserve Account, in each case in the amount set forth in the preceding sentence, or deliver to Lender a Qualified Guaranty covering the remaining Payment Dates through and including March 2002.

         (g) Upon the termination of the free rent period under the Lease with Debevoise & Plimpton, provided no Event of Default is then continuing, all amounts then contained in the D&P Debt Service Reserve Account shall be remitted to Borrower, any Qualified Letter of Credit delivered to Lender pursuant to this
Section 3.10 shall be returned to Borrower and the D&P Debt Service Reserve Account shall no longer be maintained.

         3.11. Account Collateral.
               ------------------

         (a) Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrower, as pledgor, and Lender, as pledgee. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral.

         (b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

         (c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes in such sequence as Lender shall elect in its sole discretion or toward the payment of Taxes, Ground Rents, operating expenses and Capital Expenditures.

         3.12. Permitted Investments.
               ---------------------

         (a) So long as no Event of Default shall be continuing, Borrower shall be permitted to direct the investment of the funds from time to time held in the Collateral Accounts in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but Lender shall have no liability whatsoever in respect of any failure by the Cash Management Bank to do so), with all such proceeds and reinvestments to be held in the applicable Collateral Account; provided, however, that the maturity of an adequate portion of the Permitted Investments on deposit in the Collateral Accounts shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement. During the continuance of an Escrow Period, no Permitted Investment shall be liquidated at a loss at the direction of Borrower without the consent of Lender, not to be unreasonably withheld, except to the extent necessary to make a required payment to Lender on a Payment Date.

         (b) All income and gains from the investment of funds in the Collateral Accounts shall be retained in the Collateral Accounts from which they were derived. As between Borrower and Lender, Borrower shall treat all income, gains and losses from the investment of amounts in the Collateral Accounts as its income or loss for federal, state and local income tax purposes.

         (c) After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

         3.13. Bankruptcy. Borrower and Lender hereby acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower's bankruptcy estate within the meaning of
Section 541 of the Bankruptcy Code. In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower's bankruptcy estate, then Borrower and Lender hereby further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower's use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

         3.14. Return of Letter of Credit If pursuant to any of the provisions of this Article III, Lender returns to Borrower any letter of credit provided by Borrower to Lender, Lender shall deliver with the same a letter addressed to the issuing bank authorizing the termination of the same. Lender shall also execute and deliver to the issuing bank such additional documents as the issuing bank may reasonably request in order to effectuate such termination free of any rights of Lender with respect thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower hereby represents and warrants to Lender that, as of the Closing Date, except as set forth in the Exception Report:

         4.1. Organization.
              ------------

         (a) Borrower is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Borrower has no subsidiaries and does not own any equity interest in any other Person.

         4.2. Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

         4.3. No Conflicts. Neither the execution and delivery of the Loan Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its operating agreement, certificate of formation or other governance document, (ii) violate any law, regulation (including Regulation U, Regulation X or Regulation
T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or Sponsor is a party or by which Borrower or Sponsor may be bound, or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to Borrower's properties in favor of any party other than Lender.

         4.4. Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing which have already been obtained.

         4.5. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower's legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable.

         4.6. No Default. No Default or Event of Default will exist immediately following the making of the Loan.

         4.7. Payment of Taxes. Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) and has paid or made provision with the title company for payment of all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender, except for taxes which are not yet delinquent.

         4.8. Compliance with Law. To Borrower's knowledge, Borrower, the Property and the use thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes (and Borrower shall promptly correct any noncompliance hereafter discovered). The Property is not an illegal use. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could adversely affect the Property or the condition (financial or otherwise) or business of Borrower. There has not been committed by or on behalf of Borrower or, to the best of Borrower's knowledge, any other person in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Borrower has not purchased any portion of the Property with proceeds of any illegal activity.

         4.9. ERISA.
              ------

         (a) No ERISA Event has occurred, is planned or is reasonably expected to occur with respect to any Plan and have a Material Adverse Effect and no condition or event currently exists or currently is expected to occur that could result in any such ERISA Event that could cause a Material Adverse Effect. No amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made or is reasonably expected to be made to any Plan. To Borrower's knowledge, the Borrower and each ERISA Affiliate has made all contributions required to be made by such person to each Plan as and when such contributions have become due. No Plan has any Underfunding that is reasonably likely to have a Material Adverse Effect.

         (b) Neither the Borrower nor any ERISA Affiliate has incurred any unsatisfied, or is reasonably expected to incur any, Withdrawal Liability to any Multiemployer Plan in an amount that could cause a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, partitioned or reorganized within the meaning of Title IV of ERISA, and, to the best of Borrower's knowledge, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, partitioned or reorganized within the meaning of Title IV of ERISA, in either case if such event could result in a liability to the Borrower in an amount that could cause a Material Adverse Effect. If the Borrower and each ERISA Affiliate were to completely withdraw on the date hereof from all Multiemployer Plans to which such entity is contributing or has an obligation to contribute, the Borrower would not incur, directly or indirectly, Withdrawal Liability to such Multiemployer Plans in an amount that could cause a Material Adverse Effect.

         (c) Neither the Borrower nor any ERISA Affiliate has incurred any unsatisfied, or is reasonably expected to incur any, liability in an amount that could cause a

Material Adverse Effect as a result of the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or by reason of the termination of a Multiple Employer Plan.

         (d) The consummation of the transactions contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or
Section 4975 of the Code.

         4.10. Government Regulation. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

         4.11. No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it.

         4.12. Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt.

         4.13. Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending, and to the best of Borrower's knowledge there are no such actions, suits or proceedings threatened against or affecting Borrower or the Property, which actions, suits or proceedings, alone or in the aggregate, if determined against it or the Property, could result in a Material Adverse Effect (and all such actions, suits and proceedings, regardless of materiality, are listed in the Exception Report).

         4.14. Leases; Material Agreements.
               ---------------------------

         (a) The rent roll attached hereto as Schedule E (the "Rent Roll") is true and correct as of the date thereof. Except as indicated on the Rent Roll, in Schedule D and/or in the estoppel letters delivered by Tenants to Lender in connection with the Closing, (i) no Tenant under a Major Lease has any extension, renewal or termination options (other than customary options relating to Casualty, Condemnation and similar matters), (ii) no security deposits are being held by Borrower, (iii) all material work to be performed by the landlord under the Leases has been substantially performed, all material contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each such Tenant's obligations thereunder to pay rent have been satisfied and no Tenant has the right to require Borrower to perform or finance material Tenant Improvements or Material Alterations, and (iv) no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any portion of the Property, and no Tenant under a Major Lease or any other party (other than Tenants under Leases that are not Major Leases) has any option, right of first refusal or similar preferential right to lease any space in the Property.

         (b) Borrower has delivered to Lender true and complete copies of all Leases. No person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or persons claiming by, through or under any Lease.

         (c) Except as indicated in the Rent Roll, no fixed rent has been paid more than 30 days in advance of its due date and no payments of rent are more than 30 days delinquent.

         (d) There are no Material Agreements except as described in Schedule F. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement (other than the Approved Management Agreement) has been entered into on market terms in the ordinary course of business by or on behalf of Borrower.

         (e) The Leases and the Material Agreements are in full force and effect and there are no material defaults thereunder by Borrower or, to Borrower's knowledge, any other party thereto. Borrower is not in default in any respect which would have a Material Adverse Effect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

         4.15. Full and Accurate Disclosure. To Borrower's actual knowledge, no statement of fact heretofore delivered by Borrower to Lender in writing in respect of the Property or the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected. There is no fact regarding the Property or Borrower presently actually known to Borrower which has not been disclosed in writing to Lender or its consultants or advisors which is reasonably likely to result in a Material Adverse Effect.

         4.16. Financial Condition. All financial statements concerning Borrower heretofore provided to Lender fairly presents in accordance with GAAP the financial position of Borrower in all material respects, as of the date on which it is made. Since the delivery of the most recent such financial statements, except as otherwise disclosed in writing to Lender, there have occurred no change in Borrower's financial circumstances which have had or are reasonably likely to result in a Material Adverse Effect.

         4.17. Single-Purpose Requirements. Borrower is a Single-Purpose Entity.

         4.18. Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is the address listed in
Section 9.4.

         4.19. Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         4.20. Labor Matters. Borrower is not a party to any collective bargaining agreements.

         4.21. Title. Borrower owns good, marketable and indefeasible title to the Property in fee (except for the Ground Leased Parcel, as to which Borrower has good, marketable and indefeasible title to the leasehold estate therein), and good title to the related personal property, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, together with the Assignment of Rents and Leases, when properly recorded in the appropriate records, and any Uniform Commercial Code financing statements required to be filed in connection therewith, when properly filed in the appropriate offices, will create (i) valid, perfected first priority liens on the Property or the leasehold interests therein, as the case may be, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), to the extent that perfection may occur by filing of a financial statement, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or current use or operation, of the Property, or the security intended to be provided by the Mortgage or Borrower's ability to repay the Indebtedness in accordance with the terms of the Loan Documents. The Assignment of Rents and Leases, when properly recorded in the appropriate records, create a valid first priority assignment of, or a valid first priority security interest in, certain rights under the related Leases, subject only to the Permitted Encumbrances, including the licenses granted therein to Borrower to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the related Property. No Person other than Borrower owns any interest in any payments due under such Leases that is superior to or of equal priority with Lender's interest therein (except for the Ground Lessor's right to payment of Ground Rents under the circumstances described in the Ground Lease).

         4.22. No Encroachments. Except as shown on the applicable Qualified Survey or in the title policy, all of the improvements on the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining property encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as, in any such case, to adversely affect the value or marketability of the Property, except those which are insured against by a Qualified Title Insurance Policy.

         4.23. Physical Condition.
               ------------------

         (a) To the knowledge of Borrower, except for matters set forth in the Engineering Reports, the Property (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair in all respects material to its use, operation or value.

         (b) Borrower is not aware of any material structural or other material defect or damages in the Property, whether latent or otherwise.

         (c) Borrower has not received and is not aware of any other party's receipt of notice from any insurance company or bonding company of any defects or inadequacies in the Property which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

         4.24. Solvency. On the Closing Date, the fair salable value of Borrower's assets exceeds and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, exceed Borrower's aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). The fair salable value of Borrower's aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower's probable aggregate liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). Borrower's aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

         4.25. Management. Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Property.

         4.26. Condemnation. No Condemnation has been commenced or, to Borrower's actual knowledge, is contemplated with respect to all or any material portion of the Property or for the relocation of roadways providing access to the Property.

         4.27. Utilities and Public Access. The following statements are accurate in all material respects:

         (i) The Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, electric, sewer, sanitary sewer and storm drain facilities.

         (ii) All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the premises or in areas ("Easement Areas") that are the subject of recorded irrevocable easement agreements which benefit the Property and which are listed in Schedule A of the applicable Qualified Title Insurance Policy so as to be included in the coverage thereof.

         (iii) All such utilities are connected so as to serve the Property without passing over other property other than Easement Areas.

         (iv) All roads necessary for the full utilization of the Property for its current purpose have been completed and are either part of the Property (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.

         4.28. Environmental Matters. Except as disclosed in the Environmental
Reports:

         (i) To Borrower's knowledge, the Property is in compliance in all material respects with all Environmental Laws applicable to the Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Property under all applicable Environmental Laws).

         (ii) There is no Environmental Claim with respect to the Property pending to which Borrower or, to Borrower's actual knowledge, any other Person, is a party; and to the actual knowledge of Borrower, no such Environmental Claim is threatened.

         (iii) To Borrower's knowledge, there have not been and are no past, present or threatened Releases of any Hazardous Substance from or at the Property that are reasonably likely to form the basis of any Environmental Claim, and there is no threat of any Release of any Hazardous Substance migrating to the Property.

         (iv) Without limiting the generality of the foregoing, to Borrower's knowledge, there is not present at, on, in or under the Property, any Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water or lead-based paint (except in each case in concentrations that comply in all material respects with all applicable Environmental Laws).

         (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Property and, to Borrower's best knowledge, no Governmental Authority has been taking any action to subject the Property to Liens under any Environmental Law.

         (vi) Borrower has not received written notice of any judicial proceeding or governmental or administrative action pending or threatened, under any Environmental Law to which the Borrower is named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental law with respect to the Borrower or, to Borrower's knowledge, the Property.

         (vii) The Borrower has not contractually assumed any liability of any Person under any Environmental Law.

         4.29. Assessments. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

         4.30. No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the lien of any Taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.

         4.31. Separate Lots. No portion of the Property is part of a tax lot that also includes any real property that is not Collateral.

         4.32. Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary for the use and operation of the Property. The uses being made of the Property are in conformity in all material respects with the certificate of occupancy and/or Permits for the Property and any other restrictions, covenants or conditions binding on the Property.

         4.33. Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as having special flood hazards (Zone A), and, to the extent that any portion of the Property is located in an area identified by the Federal Emergency Management Agency as a "100 year flood plain," the Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).

         4.34. Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.

         4.35. Ground Lease.

         (a) a true and complete copy of the Ground Lease has been delivered to Lender, and the Ground Lease or a memorandum thereof has been duly recorded;

         (b) the Ground Lease permits the interest of the lessee thereunder to be encumbered by the Mortgage and does not restrict the use of the Property by such lessee, its successors or assigns in a manner that would cause a Material Adverse Effect;

         (c) the Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of Lender, and any such action without such consent is void;

         (d) the Ground Lease has an original term (or an original term plus one or more optional renewal terms) which extends not less than 30 years beyond the Maturity Date;

         (e) the base rental under the Ground Lease is not subject to increase except as described therein;

         (f) other than Permitted Encumbrances, the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage (other than the ground lessor's fee interest);

         (g) other than Permitted Encumbrances, there is no Lien encumbering the ground lessor's fee interest, and the Ground Lease shall remain prior to any Lien (other than Permitted Encumbrances) upon the related fee interest that may hereafter be granted;

         (h) the Ground Lease is assignable by a holder of a mortgage encumbering the lessee's interest therein upon a foreclosure of such mortgage without the consent of the lessor thereunder;

         (i) the Ground Lease is in full force and effect and no default has occurred thereunder nor, to Borrower's knowledge, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of the Ground Lease;

         (j) the Ground Lease requires the lessor thereunder, upon satisfaction of certain notice requirements set forth in Article 18 of the Ground Lease, to give notice of any default by the lessee to a holder of a mortgage encumbering the lessee's interest therein;

         (k) the Ground Lease contains no restrictions on the identity of a leasehold mortgagee, except that certain rights of a leasehold mortgagee are granted only to an entity that is "Institutional", defined as follows: any one or more of the following whether acting for their own account, or in a fiduciary or representative capacity (including, without limitation, as trustee or agent under a mortgage, indenture, loan agreement or other loan document) for one or more Persons which need not be Institutions: (i) a savings bank, savings and loan association, a commercial bank or trust company, an insurance company, real estate investment trust, a religious, educational or eleemosynary institution, a union, federal, state, municipal, or other governmental or secular employee's welfare, benefit pension or retirement fund, an investment banking, merchant banking or brokerage firm, a Person engaged in the business of financing leases or any Person (not an individual) regularly engaged in any aspect of the financial services business, (ii) any department, agency or affiliate of any of the foregoing, or (iii) any other Person approved by the lessor, which approval shall not be unreasonably withheld or delayed;

         (l) a holder of a mortgage encumbering the lessee's interest therein is permitted at least 30 days in addition to Borrower's applicable cure period to cure any default under the Ground Lease which is curable after the receipt of notice of any such default (and, where necessary, is permitted the opportunity to gain possession of the interest of the lessee under the Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently);

         (m) the Ground Lease does not permit the lessor thereunder to terminate the Ground Lease under any circumstances (including a default thereunder by Borrower after Borrower's receipt of notice and the expiration of any applicable cure period);

         (n) in the case of any termination of the existing Ground Lease for any reason, the holder of a mortgage has the right to enter into a new ground lease with the lessor on the same terms as the existing Ground Lease, and all rights of the lessee under the Ground Lease may be exercised by or on behalf of such holder;

         (o) the Ground Lease does not impose any restrictions on subletting;
and

         (p) under the terms of the Ground Lease, any insurance proceeds will be applied to the repair or restoration of the Property, with the holder of a mortgage having the right to hold the proceeds in excess of $100,000 in an Eligible Account and disburse same as the repair or restoration progresses.

         4.36. Acquisition Documents. Borrower has delivered to Lender true and complete copies of all material agreements and instruments under which Borrower or any of its Affiliates have material remaining rights or material obligations in respect of Borrower's acquisition of the Property.

         4.37. Insurance. Borrower has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current policy period. No Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

         4.38. Use of Proceeds. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X. As of the Closing Date, Borrower does not own any "margin stock."

         4.39. Survival. Borrower agrees that all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, warranties, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than five days' prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations and warranties contained herein are true and correct as of the date of the Securitization, or
(y) otherwise specifying any changes in or qualifications to such representations and warranties as of such date as may be necessary to make such representations and warranties consistent with the facts as they exist on such date. Borrower shall have no further obligation to update any representation or warranty nor shall any representation or warranty be deemed to have been made on any date other than the Closing Date or as of the date of any Securitization, other than any affirmative disclosure obligation contained herein.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

         5.1. Existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business. Borrower shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.

         5.2. Maintenance of Property; Compliance with Legal Requirements. Borrower will keep the Property in good working order and repair, reasonable wear and tear excepted. Subject to Section 6.13, Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto. Borrower shall comply with, and shall cause the Property to be operated, maintained, repaired and improved in compliance in all material respects with, all Legal Requirements and Insurance Requirements (unless Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall be continuing hereunder, (ii) Borrower shall keep Lender apprised of the status of such contest, (iii) such contest is maintained and prosecuted continuously and with diligence, and (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower hereunder or the right to full payment of any claims thereunder. Notwithstanding the foregoing, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement and compliance therewith shall not be deferred, if at any time the Property or any portion thereof shall be, in Lender's reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall comply with, and thereafter deliver to Lender reasonable evidence of Borrower's compliance with, such contested Legal Requirements or Insurance Requirements, as the case may be).

         5.3. Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets no later than the last day the same may be paid without interest or penalties, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file. In the event of the enactment after this date of any law or regulation applicable to Lender, any Note, the Property or the Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any portion of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby (other than changes in taxes in the nature of income or franchise taxes), or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender for any amounts paid by Lender; provided that if in the opinion of Lender's counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable Law, Lender may elect to declare all of the Indebtedness to be due and payable 120 days from the giving of written notice by Lender to Borrower.

         5.4. Access to Property. Subject to the rights of Tenants, Borrower shall permit agents, representatives and employees of Lender and the Servicer to inspect the Property or any portion thereof, and/or the books and records of Borrower, at such reasonable times as may be requested by Lender upon reasonable advance notice.

         5.5. Notice of Default. Borrower shall promptly advise Lender of any change in Borrower's condition, financial or otherwise, which is reasonably likely to have a Material Adverse Effect, or of the occurrence to the best of Borrower's knowledge of any Default or Event of Default.

         5.6. Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which is reasonably likely to have a Material Adverse Effect.

         5.7. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

         5.8. Leases.
              ------

         (a) Borrower shall furnish Lender with executed copies of all Leases. Borrower hereby covenants and agrees that all new Leases and renewals, modifications or amendments of Leases shall be entered into on an arms-length basis with Tenants whose identity and creditworthiness is, in the good faith judgment of Borrower, appropriate for tenancy in a class A office building, shall provide for rental rates and other economic terms which, taken as a whole, are in the good faith judgment of Borrower at least equivalent to then-existing market rates, based on the applicable market (but taking into account, in the case of a renewal or modification, the effect on the rent for the remainder of the original term), and shall contain terms and conditions that (taken as a whole) are in the good faith judgment of Borrower Commercially Reasonable (in each case, unless Lender consents to such Lease in its reasonable discretion). To the extent that Borrower has a consent right with respect to any sublease or sub-sublease or similar occupancy agreement between a Tenant and a third party, Borrower shall not grant such consent unless the identity and creditworthiness of the proposed subtenant or sub-subtenant is, in the good faith judgment of Borrower, appropriate for tenancy in a Class A office building (unless Lender consents to such sublease or sub-sublease in its reasonable discretion or Borrower does not have the right under the applicable Lease to reject such sublease on such grounds). Nothing herein is intended to restrict, and Borrower shall be entitled without the consent of Lender, to enter into Leases (including renewals and amendments) which Borrower is obligated to enter into under any then existing Lease. All new Leases shall provide that they are subject and subordinate to any current or future mortgage financing on the Property and that the Tenant agrees to attorn to any foreclosing mortgagee at such mortgagee's request, provided such mortgagee agrees not to disturb such Tenant's tenancy except in accordance with its Lease.

         (b) All new Major Leases, and all modifications or amendments (other than Non-Material Lease Modifications), terminations and renewals of Major Leases, and any surrender of rights under any Major Lease (unless required under the applicable Leases (e.g., where a Tenant has an existing option to terminate)), shall be subject to the prior written approval of Lender. In each case where Lender's approval is required under the previous sentence, such approval shall not be unreasonably withheld, conditioned or delayed and shall not be withheld unless (i) the rent and other amounts payable under such Major Lease is not at then existing market rates, taking into account the location of the demised premises and the extent of any tenant improvements, allowances, concessions and free rent (taken as a whole) and taking into account, in the case of a renewal or modification, the effect on the rent for the remainder of the original term, (ii) the proposed terms of such proposed Major Lease (taken as a whole) are not Commercially Reasonable, or (iii) the identity or creditworthiness of the proposed Tenant (if not an existing Tenant under a Major Lease) is inappropriate for tenancy in a class A office building. Nothing herein is intended to restrict, and Borrower shall be entitled without the consent of Lender, to enter into Leases (including renewals and amendments) which Borrower is obligated to enter into under any then existing Lease. Each request for approval of a Major Lease (or any other Lease, including any renewal, modification or termination, where Lender's consent is required hereunder) which is submitted to Lender in an envelope marked "URGENT - LENDER'S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS", together with a copy of (x) the proposed Lease, a summary of the major economic terms thereof and any non-customary termination options contained therein, and copies of all written materials obtained by Borrower in connection with its evaluation of the creditworthiness of the proposed Tenant or (y) with respect to a proposed termination, a description of the reason therefor, shall be deemed approved if Lender shall not have notified the Borrower in writing of its disapproval and the reasons therefor within 10 Business Days after Lender's receipt of such submission (provided, however, that if Lender requests additional information during such 10-Business Day period, then such period shall be extended through the 5th Business Day following Lender's receipt of such additional information). Borrower may also request, pursuant to the procedure described in the preceding sentence, Lender's approval of the rent and other amounts payable under a proposed Major Lease and the identity of the proposed Tenant even if the form of the proposed Major Lease is not yet available for Lender's review, provided that the approval or deemed approval of such items shall not constitute Lender's approval of such Major Lease, and when the proposed Major Lease becomes available Borrower shall be required to submit it for Lender's approval in accordance with the procedure described in the preceding sentence. If Lender shall have previously consented or been deemed to have consented to the rent and other amounts payable under such proposed Major Lease and the identity of the proposed Tenant, Lender's approval of such proposed Major Lease shall not be withheld unless the terms of such proposed Major Lease, taken as a whole, are not Commercially Reasonable. Notwithstanding anything to the contrary herein, no amendment, modification, termination or renewal of the Lease of the garage space in the Property shall require Lender's consent unless same will result in such space no longer being used as parking garage. At Borrower's written request, Lender shall enter into a subordination, non-disturbance and attornment agreement ("SNDA") with (i) any Tenant under a Lease that has been approved or deemed approved by Lender, (ii) any Tenant whose Lease was executed prior to the date hereof and (iii) any retail tenant whose Lease is entered into in accordance with this Agreement. Each such SNDA shall be on Lender's standard form, with such modifications as Lender may reasonably approve, except that with respect to any Lease that was executed prior to the date hereof and that contained a form of SNDA, Lender shall execute an SNDA in such form. In determining whether changes are reasonable, Lender acknowledges that revisions equivalent to those contained in existing SNDAs signed by Lender are reasonable. Upon the written request of Borrower, Lender shall confirm in writing whether any proposed Lease, modification, amendment, termination or renewal of a Lease requires Lender's consent hereunder and Borrower and the tenant under the Lease may rely thereon. Borrower shall include in its request the reasons it believes consent is not required hereunder. Borrower shall in connection therewith provide Lender with such additional information or documents as Lender may reasonably require in order to make such determination.

         (c) Borrower shall (i) deliver to each new Tenant a Tenant Notice upon execution of such Tenant's Lease (unless the same is included in substance in such Lease), and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant's receipt thereof; (ii) observe and perform all the material obligations imposed upon the lessor under the Leases; (iii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, provided that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iv) not seek to collect any of the rents thereunder more than one month in advance without the prior written consent of Lender; (v) not execute any assignment of lessor's interest in the Leases or associated rents other than the Mortgage or Assignment of Rents and Leases; and
(vi) during the continuance of an Escrow Period, not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender.

         (d) Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender and pledged to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall (if not prohibited by any Legal Requirements) name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) or may name Borrower as payee thereunder so long as such bond or other instrument is pledged to Lender as security for the Indebtedness and shall, in all respects, comply with any applicable Legal Requirements. Borrower shall, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. During the continuance of any Event of Default, Borrower shall, upon Lender's request, deposit with Lender in an Eligible Account pledged to and under the sole dominion and control of Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower) which Borrower received in cash and had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease, and Lender shall hold such security deposits in a segregated account and apply or return such security deposits and any accrued interest in accordance with the applicable Leases.

         5.9. [Intentionally Omitted].
              -----------------------

         5.10. Further Assurances. Borrower shall, at Borrower's sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower under the Loan Documents or to facilitate a replacement of the Cash Management Bank pursuant to
Section 3.1(c) or a bifurcation of the Notes pursuant to Sections 1.1(c) and/or 9.7(a), in each case if requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in

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


violation of this Agreement within ten Business Days following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 5.10. Lender shall provide Borrower with copies of any instruments executed by Lender in accordance with this Section 5.10.

         5.11. Management of Collateral.
               ------------------------

         (a) The Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager shall agree that its Approved Management Agreement, and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness and that during the continuance of a Cash Trap Period or Event of Default, its management fees may not exceed 1.5% of Operating Income. Borrower may from time to time appoint a successor manager, which successor manager shall be an Approved Property Manager, to manage the Property pursuant to an Approved Management Agreement, and such successor manager shall execute a Subordination of Property Management Agreement for Lender's benefit.

         (b) Borrower covenants and agrees that each Approved Property Manager (including any successor Approved Property Manager) shall at all times while the Loan is outstanding maintain worker's compensation insurance as required by Governmental Authorities.

         (c) Borrower shall notify Lender in writing of any "Event of Default" under and as defined in the Approved Management Agreement of which Borrower has actual knowledge.

         (d) Upon the occurrence and during the continuance of an Event of Default, Lender may, in its sole discretion, require Borrower to terminate any or all of the Approved Management Agreements and engage an Approved Property Managers selected by Lender to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.

         5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in hard copy and, if reasonably available, electronic format, a balance sheet of Borrower as at the end of such Fiscal Year, together with related statements of income and members' capital (or its equivalent for any entity other than a limited liability company) for such Fiscal Year, audited by Beck and Company or a "big five" independent certified public accounting firm, or another independent certified public accounting firm satisfactory to Lender, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower's annual financial statements, Borrower shall furnish to Lender, in hard copy and, if reasonably available, electronic format:

         (i) a statement of cash flows;

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


         (ii) then current rent rolls (including vacancies);

         (iii) an annual report for the most recently completed Fiscal Year, describing Capital Expenditures (stated separately with respect to any project costing in excess of $100,000), Tenant Improvements and Leasing Commissions; and

         (iv) Borrower shall also deliver to Lender within a reasonable time after request such other information as Lender shall reasonably request.

         5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, Borrower shall furnish to Lender, in hard copy and electronic format (if reasonably available), quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower, including a balance sheet and operating statement as at the end of such Fiscal Quarter, together with related statements of income, members' capital (or its equivalent for any entity other than a limited liability company) and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in hard copy and electronic format:

         (i) a statement in reasonable detail which calculates Net Operating Income for the trailing four Fiscal Quarters, in each case, ending at the end of such Fiscal Quarter;

         (ii) a summary of Leases signed during such quarter, which summary shall include the Tenant's name, lease term, base rent, Tenant Improvements, leasing commissions paid, free rent and other material tenant concessions;

         (iii) then current rent rolls (including vacancies); and

         (iv) Borrower shall also deliver to Lender within a reasonable time after request such other information as Lender shall reasonably request.

         5.14. Monthly Financial Statements. Until the six-month anniversary of the Closing Date or, if earlier, the date of a Securitization, Borrower shall furnish within 45 days after the end of each calendar month, in hard copy and, if reasonably available, electronic format, monthly and year-to-date unaudited financial statements prepared for such month with respect to Borrower, including a balance sheet and operating statement as at the end of such month, together with related statements of income, members' capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following, in hard copy and, if reasonably available, electronic format:

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


         (i) a summary of Leases signed during such month, which summary shall include the Tenant's name, lease term, base rent, escalations, Tenant Improvements, leasing commissions paid, free rent and other concessions;

         (ii) then current rent rolls (including vacancies); and

         (iii) Borrower shall also deliver to Lender within a reasonable time after request such other information as Lender shall reasonably request.

         5.15. Insurance.
               ---------

         (a) Borrower shall obtain and maintain with respect to the Property, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

         (i) insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance shall be in an aggregate amount equal to the then full replacement cost of the Property and fixtures (without deduction for physical depreciation); shall have reasonable and customary deductibles (but in no event in excess of $500,000); shall be paid annually in advance; shall contain a "Replacement Cost Endorsement" with a waiver of depreciation; and shall include an ordinance or law coverage endorsement containing Coverage A: "Loss Due to Operation of Law" (with a minimum liability equal to replacement cost), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages;

         (ii) flood insurance if any portion of the Property is located in an area identified by the Federal Emergency Management Agency as a "100 year flood plain", in an amount equal to the maximum limit of coverage available with respect to the Property under such program;

         (iii) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year. In addition, at least $50,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys' fees and disbursements;

         (iv) rental loss and/or business interruption insurance in an annual aggregate amount equal to the estimated gross revenues from the Property, such insurance to cover losses for a period of at least 12 months following the date on which the Property has been restored, as reasonably determined by the applicable insurer. The amount of such insurance shall be increased from time to time as and when the gross revenues from the Property increase;

         (v) insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property;

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


         (vi) worker's compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer's liability coverage of at least $1,000,000;

         (vii) during any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as are customarily insured against under such circumstances, as reasonably determined by Lender, in form and substance reasonably acceptable to Lender;

         (viii) coverage to fully compensate for the cost of demolition and the increased cost of construction, renovation or alteration for the Property; and

         (ix) such other insurance as may from time to time be reasonably requested by Lender.

         (b) All policies of insurance (the "Policies") required pursuant to this Section 5.15:

         (i) shall be issued by an insurer which has a claims paying ability rating of not less than AA- by S&P and Aa3 by Moody's (or, if any such Rating Agency does not provide a claims paying ability rating to such insurer, such insurer shall have been approved for these purposes by such Rating Agency) and, if rated by Fitch, AA- by Fitch, or such other insurer as shall have been reasonably approved in writing by Lender and with respect to which Rating Confirmation shall have been received (after the occurrence of a Securitization, the foregoing rating requirements shall apply only with respect to the Rating Agencies that rate the Certificates issued in the Securitization);

         (ii) shall be maintained throughout the term of the Loan without cost to Lender;

         (iii) with respect to casualty policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as first mortgagee and loss payee;

         (iv) with respect to liability policies, shall name Lender and its successors and assigns as additional insureds;

         (v) with respect to rental or business interruption insurance policies, shall name Lender and its successors and/or assigns as loss payee;

         (vi) shall contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation;

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


         (vii) shall contain an endorsement providing that no act or negligence of Borrower or of a Tenant or other occupant shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

         (viii) shall contain a waiver of subrogation against Lender;

         (ix) shall contain deductibles no larger than is customary for similar policies covering similar properties in the geographic market in which the Property is located; and

         (x) may be in the form of a blanket policy, provided that (i) aggregate insurance limits will under no circumstance limit the amount that will be paid in respect of the Property below the amounts required herein, and (ii) during the continuance of an Escrow Period, Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Property are separately allocated under such Policy to the Property and that payment of such allocated amount shall maintain the effectiveness of such Policy as to the Property notwithstanding the failure of payment of any other portion of premiums (or, if Borrower does not deliver such evidence, Borrower shall be required upon written request from Lender to reserve in respect of insurance premiums such amounts as Lender reasonably determines would be the cost for Policies if they were maintained on the Property alone).

Any policies of insurance maintained by Borrower but not required hereunder shall comply with clauses (iii), (iv), (v), (vi) and (viii) above.

         (c) Borrower shall pay the premiums for all Policies as the same become due and payable. Copies of such Policies, certified as true and correct by Borrower, or certificates thereof (on ACORD Form 27 where available), shall be delivered to Lender promptly upon request. Not later than 10 Business Days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal.

         5.16. Casualty and Condemnation.
               -------------------------

         (a) In the event of any Casualty or Condemnation, Borrower shall give prompt notice thereof to Lender. Lender may (x) jointly with Borrower reasonably settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or
(z) allow Borrower to settle and adjust any claims; provided that if no Event of Default has occurred and is continuing, Borrower may, without Lender, settle and adjust claims aggregating not in excess of $4,000,000 if such settlement or adjustment is carried out in a competent manner, but Lender shall be and hereby is authorized to collect and receipt for any and all Loss Proceeds. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender within five days after demand therefor.

         (b) All Loss Proceeds from any Casualty or Condemnation shall be immediately deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds shall be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable, subject to the terms of the Ground Lease that require such proceeds to be applied toward payment of Ground Rent). If any Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

         (i) the Condemnation or Casualty did not render untenantable more than 10% (in the case of a Condemnation) or 30% (in the case of a Casualty) of the aggregate rentable area of the Property;

         (ii) the Condemnation or Casualty did not result in the cancellation of Leases contributing more than 30% of the Operating Income during the 12-month period immediately preceding such Condemnation or Casualty;

         (iii) restoration of the Property is expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date; and

         (iv) after such restoration, the fair market value of the Property will equal at least the fair market value of the Property immediately prior to such Condemnation or Casualty (assuming the affected portion of the Property is relet);

or if restoration of the Property is required by the Ground Lease, or if Lender otherwise elects to allow Borrower to restore the Property, then the Loss Proceeds shall be held and disposed of pursuant to, and under the conditions set forth in, Article 15 of the Ground Lease. To the extent not inconsistent with
Article 15 of the Ground Lease, the following terms shall apply: provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower hereby covenants and agrees to commence as promptly and diligently as practicable to prosecute such restoring, repairing, replacing or rebuilding of the Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such proceeds to Borrower upon Lender's being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to the remaining Loss Proceeds, to complete the proposed restoration, and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed $7,000,000 be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). If Lender reasonably estimates that the cost to restore will exceed $7,000,000, Lender may retain a local construction consultant to inspect such work and review Borrower's request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration (or substantial completion if same is commercially reasonable). Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all liens or claims for lien. After the restoration of the Property has been completed and all related payments have been made, provided no Event of Default is continuing, any amounts remaining in the Loss Proceeds Account shall be remitted to Borrower.

         (c) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Property. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds.

         (d) If Borrower is not entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(b) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Notes in ascending order of interest rate (i.e., first to the Note with the lowest interest rate until its outstanding principal balance has been reduced to zero, then to the Note with the second lowest interest rate until its outstanding principal balance has been reduced to zero, and so on), and shall be accompanied by interest through the end of the applicable Interest Accrual Period. No Yield Maintenance Premium shall be payable in respect of any prepayment made pursuant to this Section 5.16(d).

         5.17. Annual Budget. Borrower has previously delivered to Lender the Annual Budget for the Property for the 2001 Fiscal Year. At least 30 days prior to the commencement of each subsequent Fiscal Year during the term of the Loan, Borrower shall deliver to Lender for informational purposes only an Annual Budget for the Property for the ensuing Fiscal Year, and promptly after preparation thereof, any subsequent material revisions to the Annual Budget. During the continuance of any Cash Trap Period or Event of Default, such Annual Budget and any such revisions shall be subject to Lender's approval, except with respect to non-discretionary items such as insurance premiums and Taxes (the Annual Budget, as so approved, the "Approved Annual Budget"); provided, however, that (1) during the continuance of a Cash Trap Period, Borrower shall not amend any Annual Budget more than once in any 60-day period, and (2) so long as no Event of Default is continuing, the consent of Lender to any such Annual Budget and any such revisions shall not be unreasonably withheld or delayed. Any Annual Budget submitted for Lender's approval together with a letter that explicitly refers to the deemed approval requirement contained in this Section shall be deemed approved if Lender shall not have notified Borrower in writing of its disapproval within 15 Business Days after receipt of such submission (provided, however, that upon written request from Lender prior to the end of such 15-Business Day period, such 15-Business Day period shall be extended by an additional five Business Days).

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


5.18.    General Indemnity.
         -----------------

         (a) Borrower shall indemnify, reimburse, defend and hold harmless Lender and its officers, directors, employees and agents (collectively, the "Indemnified Parties") for, from and against any and all Damages of the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of the Loan by Lender or the administration of the Transaction to the extent resulting, directly or indirectly, from any claim (including any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct.

         (b) The applicable Indemnified Party shall promptly notify Borrower in writing of any action, judgement, suit, claim or demand with respect to which such Indemnified Party seeks the benefit of Section 5.18(a) and provide Borrower the opportunity to defend same, and if such Indemnified Party fails to do so it shall lose the benefit of Section 5.18(a) if and to the extent Borrower is prejudiced thereby. So long as Borrower is resisting and defending in a prudent and commercially reasonable manner any action, judgment, suit, claim or demand that gives rise to Damages (or same is being defended by Borrower's insurer and insurance is adequate for the reimbursement of such Damages), the Indemnified Parties shall not be entitled to defend or settle same and claim the benefit of
Section 5.18(a) with respect thereto without the consent of Borrower. Notwithstanding the foregoing, if the conditions set forth in the preceding sentence are not being satisfied and Lender has provided Borrower with 30 days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may in good faith settle such action, suit or proceeding and claim the benefit of this
Section 5.18 with respect thereto. The provisions of and undertakings and indemnification set forth in this Section 5.18 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

         6.1. Liens on the Property. Borrower shall not permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.

         6.2. Ownership. Borrower shall not own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.

         6.3. Transfer. Borrower shall not Transfer any Collateral other than in compliance with Article II and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and Borrower shall not hereafter file a declaration of condominium with respect to the Property without the consent of Lender, not to be unreasonably withheld, and the receipt of Rating Confirmation.

         6.4. Debt. Borrower shall not have any material Debt, other than Permitted Debt. For purposes hereof, Debt is material if (i) all such Debt which does not constitute Permitted Debt in the aggregate exceeds $250,000, or (ii) any such Debt is secured, or (iii) any such Debt is evidenced by a note, or (iv) any such Debt is not incurred in the ordinary course of operating the Property.

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

         6.5. Dissolution; Merger or Consolidation. Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Qualified Successor Borrower pursuant to Section 2.2.

         6.6. Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

         6.7. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

         6.8. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any Affiliate of Borrower, except for (i) the Approved Management Agreement and (ii) transactions which are on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

         6.9. Misapplication of Funds. Borrower shall not distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Cash Management Account as required by Section 3.1(b), or misappropriate any security deposit or portion thereof.

         6.10. Place of Business. Borrower shall not change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information and replacement Uniform Commercial Code financing statements as Lender may reasonably request in connection therewith.

         6.11. Modifications and Waivers. Unless otherwise consented to in writing by Lender:

         (i) Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, in a manner that would violate Section 5.8;

         (ii) Borrower shall not terminate the operating agreement or certificate of formation of Borrower or amend or modify Section 3.1,
     Section 3.2, Article V, the definition of "Independent Director", the definition of "Loan" or the definition of "Loan Agreement" in the Operating Agreement of Borrower or any other provision of the Operating Agreement or certificate of formation of Borrower that would alter the single-purpose or bankruptcy remoteness provisions contained therein;

         (iii) Borrower shall not amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, any Material Agreement unless such action is commercially reasonable; and

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


         (iv) Borrower shall not amend, modify, surrender or waive any material rights or remedies under, or terminate, the Ground Lease without the consent of Lender, not to be unreasonably withheld.

         6.12. ERISA.
               -----

         (a) The Borrower shall not, and it shall not permit any ERISA Affiliate to (i) permit the aggregate Underfunding with respect to all Plans which have any Underfunding to be an amount that could cause a Material Adverse Effect or
(ii) make any amendment to any Plan that would give rise to an obligation to provide security under Section 307 of ERISA or Section 401(a)(29) of the Code.

         (b) Borrower shall not engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under ERISA.

         6.13. Alterations and Expansions. Unless required by law or as a result of a Casualty (but subject to compliance with Section 5.16), Borrower shall not perform or contract to perform any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld. If Lender's consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.

         6.14. Advances and Investments. Borrower shall not lend money or make advances to any Person (other than Tenant concessions contained in Leases), or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments and amounts contained in accounts maintained by Borrower in the ordinary course of business in connection with the ownership or operation of the Property.

         6.15. Single-Purpose Entity. Borrower shall not cease to be a Single-Purpose Entity.

         6.16. Zoning and Uses. Borrower shall not do any of the following:

         (i) initiate or support any limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any material variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property, or use or permit the use of the Property in a manner that would result in the use of the Property becoming a nonconforming use in any material respect under applicable land-use restrictions or zoning ordinances or that would violate in any material respect the terms of any Major Lease, Borrower's operating agreement, Legal Requirement or Permitted Encumbrance;

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


         (ii) consent to any modification, amendment or supplement to any of the terms of any Permitted Encumbrance in a manner adverse to the interests of Lender;

         (iii) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon the Property in any manner that adversely affects in any material respect its value, utility or transferability; or

         (iv) execute or file any subdivision plat affecting the Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property.

         6.17. Waste. Borrower shall not commit or permit any waste on the Property, nor take any actions that might invalidate any insurance carried on the Property.

                                  ARTICLE VII

                                    DEFAULTS
                                    --------

         7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an "Event of Default" hereunder:

         (a) Payment.
             -------

Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder), subject to Lender's right in its sole and absolute discretion to provide, by written notice to Borrower, a grace period through no later than the second Business Day before the date on which such amounts are payable to investors in a Securitization; or

Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents.

         (b) Representations. Any representation or warranty made by Borrower in any of the Loan Documents shall have been false or misleading in any material respect (or, with respect to any representation or warranty which itself contains a materiality qualifier, in any respect) as of the date such representation or warranty was made, which failure is reasonably likely to have a Material Adverse Effect and, if unintentional and capable of being cured or remedied, has not been cured or remedied within 15 days after written notice to Borrower of such failure.

         (c) Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material liens, rights, powers and privileges purported to be created thereby; or a default shall occur under any of the other Loan Documents or under the Ground Lease beyond the expiration of any applicable cure period.

         (d) Bankruptcy, etc.
             ---------------

         (i) Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code");

         (ii) Borrower shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower;

         (iii) there shall be commenced against Borrower an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 90 days after commencement;

         (iv) Borrower shall be adjudicated insolvent or bankrupt;

         (v) any order of relief or other order approving any such case or proceeding shall be entered;

         (vi) Borrower shall suffer appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment; or

         (vii) Borrower shall make a general assignment for the benefit of creditors.

         (e) Change of Control.

         (i) A Change of Control shall occur; or

         (ii) any party other than Borrower's current equityholder shall obtain 49% or more of the direct equity interests in Borrower (even if not constituting a Change of Control) and Borrower shall fail to deliver to Lender with respect to such new equityholder a new non-consolidation opinion satisfactory to (A) prior to any Securitization, Lender (Lender's approval of any such non-consolidation opinion which is in substantially the form of the Nonconsolidation Opinion shall not be unreasonably withheld) or (B) after any Securitization, each of the Rating Agencies.

         (f) Equity Pledge. Any direct or indirect interest in Borrower shall be subject to a pledge in favor of any Person, other than the following:

         (i) pledges of direct or indirect equity interests in Sponsor, ROP, RARC and/or any Qualified Equityholder;

         (ii) pledges between partners or members of any entity to secure in a customary manner obligations arising under the organizational documents (and related documentation) if the pledgee is a Qualified Equityholder (or is Controlled by a Qualified Equityholder, so long as foreclosure on such pledge would not result in a Change of Control);

         (iii) pledges of direct or indirect interests by minority equityholders; and

         (iv) pledges of indirect interests in Borrower to secure debt (i) which is fully recourse to RARC or ROP (provided, in the case of a successor to either such entity by merger or by acquisition of substantially all of its business and assets, that on the day of such succession, after giving effect thereto, such successor is a Qualified Equityholder), (ii) which is not recourse to Borrower or any direct equityholder in Borrower and is not recourse to any indirect equityholder in Borrower below the level of Sponsor, (iii) the credit support for which is not primarily the equity in the Property, and (iv) the collateral securing which also includes the equity in at least 66-2/3%, by value at the time of incurrence of such pledge, of all property interests directly or indirectly owned by RARC or ROP, as the case may be, which are not then encumbered by mortgages which have been securitized in rated transactions.

         (g) Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder.

         (h) Negative Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Article VI, provided that except with respect to a default under Section 6.3, if such default is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for 30 days after Borrower receives written notice thereof.

         (i) Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in subsections (a) through (h), inclusive, of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, provided that if such default referred to in this subsection (i) is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof, for a default which can be cured by the payment of money, or for two Business Days after Borrower receives written notice thereof, for a default in Borrower's obligations under Section 1.1(c), or for 30 days after Borrower receives written notice thereof, for a default which cannot be cured by the payment of money; provided, however, that if a default which cannot be cured by the payment of money is susceptible of cure but cannot reasonably be cured within such 30-day period and Borrower shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from the original notice.

         (j) ERISA.
             -----

         (i) Any ERISA Event with respect to a Plan shall have occurred and the same shall have a Material Adverse Effect;

         (ii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other Withdrawal Liabilities incurred by the Borrower or any ERISA Affiliate (determined as of the date of such notification) has or is reasonably likely to have a Material Adverse Effect;

         (iii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, partitioned or reorganized, within the meaning of Title IV of ERISA, if liability of the Borrower and its ERISA Affiliates resulting from such reorganization, termination, partitioning or reorganization has or is reasonably likely to have a Material Adverse Effect; or

         (iv) The Borrower or any ERISA Affiliate incur aggregate liabilities in connection with a withdrawal from a Multiple Employer Plan or the termination of a Multiple Employer Plan that have or are reasonably likely to have a Material Adverse Effect.

         7.2. Remedies.
              --------

         (a) Upon the occurrence of an Event of Default and at any time thereafter when such Event of Default is continuing, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgage and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in paragraph 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

         (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with all or any portion of the Property, Lender shall apply all net proceeds of such foreclosure received to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Property and applied in reduction of the Indebtedness.

         (c) During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Property upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interests and the interests of Lender in the Property or to foreclose the Mortgage or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys' fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents and shall be due and payable to Lender upon demand therefor.

         (d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

         7.3. No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

         7.4. Application of Payments after an Event of Default. During the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied toward the components of the Indebtedness (e.g., Lender's expenses in enforcing the Loan, interest, principal and other amounts payable hereunder), the Loan and the Notes in such sequence as Lender shall elect in its sole discretion.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT
                              --------------------

         8.1. Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived by Lender, it being agreed that Lender's funding of the Loan shall constitute Lender's agreement that such conditions have been satisfied or waived unless the parties shall have otherwise agreed in writing):

         (a) Loan Documents. Lender shall have received a duly executed copy of each Loan Document. Each Loan Document which is to be recorded in the public records shall be in form suitable for recording.

         (b) Origination Fee. Borrower shall have made a payment to Lender in an amount equal to the Origination Fee (or provided for the direct payment thereof from the proceeds of the Loan).

         (c) Collateral Accounts. Each of the Collateral Accounts shall have been established with the Cash Management Bank and funded to the extent required under Article III.

         (d) Opinions of Counsel. Lender shall have received legal opinions satisfactory to Lender.

         (e) Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including, but not limited to:

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


         (i) Authorizing Resolutions. A certified copy of the resolutions of its board of managers approving and adopting the Loan Documents to be executed by Borrower and authorizing the execution and delivery thereof.

         (ii) Operating Agreement. Certified copies of the certificate of formation and the operating agreement of Borrower, in each case together with all amendments thereto.

         (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for Borrower issued as of a recent date by its state of organization and by the state in which the Property is located.

         (f) Lease; Material Agreements. Lender shall have received true and complete copies of all Leases and all Material Agreements. Lien Search Reports. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien and judgment searches conducted by a search firm acceptable to Lender with respect to the Property and Borrower, such searches to be conducted in such locations as Lender shall have requested.

         (g) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

         (h) No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

         (i) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct on and as of the Closing Date with the same effect as if made on such date.

         (j) Tenant Estoppel Letters. Lender shall have received estoppel letters in form and substance satisfactory to Lender from Tenants occupying not less than 85% of the aggregate occupied rentable square feet in the Property, which estoppel letters shall include estoppel letters from the Tenants under each Major Lease.

         (k) No Material Adverse Effect. No event or series of events shall have occurred which Lender reasonably believes has had or is reasonably likely to have a Material Adverse Effect.

         (l) Transaction Costs. Borrower shall have paid all Transaction Costs (or provided for the direct payment of such Transaction Costs by Lender from the proceeds of the Loan).

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


         (m) Insurance. Lender shall have received certificates of insurance on ACORD Form 27, demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth herein. Such certificates shall indicate that Lender is named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee endorsement in favor of Lender.

         (n) Title. Lender shall have received a marked, signed commitment to issue, or a pro-forma version of, a Qualified Title Insurance Policy in respect of the Property, listing only such exceptions as are reasonably satisfactory to Lender.

         (o) Zoning. Lender shall have received evidence reasonably satisfactory to Lender that the Property is in compliance with all applicable zoning requirements.

         (p) Permits; Certificate of Occupancy. Lender shall have received a copy of all Permits necessary for the use and operation of the Property and the certificate(s) of occupancy, if required, for the Property, all of which shall be in form and substance reasonably satisfactory to Lender.

         (q) Engineering Report. Lender shall have received a current Engineering Report with respect to the Property, which report shall be in form and substance reasonably satisfactory to Lender.

         (r) Environmental Report. Lender shall have received an Environmental Report (not more than six months old) with respect to the Property which discloses no material environmental contingencies with respect to the Property.

         (s) Qualified Survey. Lender shall have received a Qualified Survey with respect to the Property in form and substance reasonably satisfactory to Lender.

         (t) Appraisal. Lender shall have obtained an Appraisal of the Property satisfactory to Lender.

         (u) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

         (v) Financial Information. Lender shall have received such financial information with respect to Borrower and the Property as Lender shall have reasonably requested.

         (w) Annual Budget. Lender shall have received the 2001 Annual Budget with respect to the Property.

         (x) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         9.1. Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.

         9.2. GOVERNING LAW.

         (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR THE SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER AND THE SPONSOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

         9.3. Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.

         9.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section). ANY NOTICE OF DEFAULT UNDER
ARTICLE VII OR ANY SIMILAR PROVISION OF ANY OF THE OTHER LOAN

DOCUMENTS MUST PROVIDE, IN ORDER TO BE EFFECTIVE AS A NOTICE THEREUNDER, THAT IT IS BEING GIVEN AS A NOTICE OF DEFAULT WHICH IF NOT CURED WITHIN THE GRACE PERIOD CONTAINED IN THE LOAN DOCUMENTS WILL RESULT IN AN EVENT OF DEFAULT. A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:

                  Secore Financial Corporation
                  7315 Wisconsin Avenue
                  Suite 450 North
                  Bethesda, MD 20814
                  Attention:  Ms. Tamera Massey

                  with copies to:

                  Goldman Sachs Mortgage Company
                  85 Broad Street, 11th Floor
                  New York, New York 10004
                  Attention:  Mr. Brian Landau

                  and

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attention: Michael Weinberger, Esq.

                  If to Borrower:

                  c/o Reckson Associates Realty Corp.
                  1350 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Mr. Tod Waterman

                  with copies to:

                  Reckson Associates Realty Corp.
                  225 Broadhollow Road
                  Melville, New York 11747-0983
                  Attention:  Jason M. Barnett, Esq.

                  and

                  Fried Frank Harris Shriver & Jacobson
                  1 New York Plaza
                  New York, New York 10004
                  Attention:  Joshua Mermelstein, Esq.

         9.5. TRIAL BY JURY. BORROWER AND THE SPONSOR, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND THE SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND THE SPONSOR.

         9.6. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.7. Assignment and Participation.
              ----------------------------

         (a) Except as explicitly set forth in Sections 2.1 and 2.2, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including Borrower's rights, title, interests, remedies, powers and duties hereunder and thereunder).

         (b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or any interest therein (an "Assignment") and/or sell a participation interest in one or more of the Notes (a "Participation"). Borrower agrees reasonably to cooperate with Lender, at Lender's request and at Lender's sole expense, in order to effectuate any such Assignment or Participation, such cooperation to be provided in the same manner, and subject to the same limitations, as is set forth in the Cooperation Agreement with respect to a Securitization. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment (but subject to clause (iii)), the rights, benefits and obligations of the assigning Lender as a "Lender" hereunder and under the other Loan Documents,
(ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, (iii) one Lender shall at all times serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents or waivers or give notices hereunder on behalf of the Lenders (including default notices and other notices relating to enforcement of the Loan Documents), subject, in each case, to appointment of

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


a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents or waivers and give such notices, as the case may be, and to be the sole Lender to designate the account to which payments shall be made by Borrower to the Lenders hereunder (and Borrower may fully rely thereon, notwithstanding any contrary notice from any other Lender), and (iv) any assigning Lender that no longer holds any portion of the Loan shall deliver any Collateral held by it to the other Lenders and, if requested by Borrower, shall deliver notices (prepared by Borrower and reasonably satisfactory to such assigning Lender) to Tenants, the ground lessor and/or the Cash Management Bank confirming such assignment. Goldman Sachs Mortgage Company shall maintain, or cause to be maintained, as agent for the Borrower, a register at 85 Broad Street or such other address as it shall notify Borrower in writing, on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note (and with such other changes as may be reasonably required to reflect that such Note evidences only a portion of the Loan and the provisions of clause (iii) above), upon return of the Note then being replaced. Each replacement Note shall provide that it is being issued (together with the other replacement Notes) in substitution for, and replacement of, the initial Note and collectively evidence the same indebtedness evidenced thereby, and shall also contain such additional language as Borrower shall reasonably request to minimize the risk of additional mortgage recording tax. The original Note, upon execution of the replacement Notes, shall be marked in a manner reasonably satisfactory to Borrower to indicate that it has been replaced and is no longer in effect, but that the indebtedness evidenced thereby has not been repaid or discharged and is evidenced by the replacement Notes. The assigning Lender shall notify in writing each of the other Lenders of any Assignment. Each potential assignee and potential participant (until it becomes clear that such potential assignee or potential participant is not to become an actual assignee or participant), and each actual assignee and participant, and each rating agency or potential investor in connection with a Securitization, shall be entitled to receive from the existing Lender or Servicer all information received by Lender under this Agreement. Reasonably promptly following the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower of the identity and address of the assignee and the amount so assigned. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained herein which such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment. Lender shall be solely responsible for its own costs and expenses, and any reasonable out-of-pocket costs and expenses incurred by Borrower at Lender's request, in connection with any Assignment or Participation.

         9.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.9. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. During the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

         9.10. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or any of its agents has unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement, the Note, the Mortgage or the other Loan Documents, any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment, except in any instance in which it has been finally determined that Lender's action, delay or inaction has constituted gross negligence, willful misconduct or an illegal act.

         9.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender's interest in a Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan.

         9.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Property other than that of mortgagee or lender.

         9.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail.

         9.14. Brokers and Financial Advisors. Borrower and Sponsor each hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement (other than affiliates of Goldman, Sachs & Co.). Borrower and Sponsor each hereby agree, jointly and severally, to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than affiliates of Goldman, Sachs & Co.) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

         9.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         9.16. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time, upon not less than 10 days' prior written notice by Borrower or Lender, as applicable, to execute, acknowledge and deliver to the party specified in such notice a statement, in writing, specifying the unpaid principal balance of the Note, certifying that each of the Loan Documents is in full force and effect and has not been modified (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), stating whether or not, to the knowledge of such certifying party, any Event of Default has occurred and is then continuing or any written notice has been delivered with respect to a Default that has not yet been cured, and, if so, specifying each such Default or Event of Default, and specifying the date installments of interest and/or principal were last paid. In addition, any such written statement from Borrower shall specify (A) whether, to the knowledge of Borrower, there exist any offsets or defenses to the payment of the Indebtedness, (B) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equitable principles, and (C) such other matters related to the status of the Loan as Lender may reasonably request. In addition, any such written statement from Lender shall specify whether Lender is currently contemplating the delivery of a Default notice. Any actual or prospective purchaser or holder of any interest in a Loan or any actual or prospective purchaser or holder of any direct or indirect interests in Borrower shall be permitted to rely on such certificates.

         9.17. Payment of Expenses; Mortgage Recording Taxes. Borrower covenants and agrees to reimburse Lender upon receipt of written notice from Lender for all (i) Transaction Costs, including all origination costs and all reasonable out-of-pocket expenses (but excluding costs incurred by Lender or any of its Affiliates after the Closing in connection with any Securitization, including within such exclusion any Rating Agency fees in connection with the origination and/or Securitization of the Loan); (ii) reasonable out-of-pocket costs and expenses incurred by Lender in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (C) filing and recording fees and expenses, title insurance and reasonable fees and disbursements of counsel for providing to Lender all legal opinions required to be delivered hereunder, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (D) the cost of any transfer to the Securitization Issuer, or other purchaser of the Loan, of any Qualified Letter of Credit, and the cost of obtaining the written consents required to perfect Lender's Lien under the Assignment of Letters of Credit and to continue such perfection in connection with any such transfer; (E) enforcing or preserving any rights in response to third party claims, or the defending of any action or proceeding or other litigation (subject to Section 5.18(b)), in each case against, under or affecting Borrower, this

Agreement, the other Loan Documents or any other security given for the Loan or the Property; (F) obtaining any Rating Confirmation required hereunder; and (F) enforcing any obligations of or collecting any payments due from Borrower under this Agreement and/or the other Loan Documents. Except as otherwise set forth herein, and except for expenses for which Lender would be reimbursed hereunder if incurred by Lender, the fees and expenses of the Servicer shall be paid by Lender.

         9.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         9.19. Recourse.
               --------

         (a) Except as set forth in Section 9.19(b) with respect to Borrower and Sponsor only, in the Environmental Indemnity, in the Cooperation Agreement and in Section 9.14, no recourse shall be had for the Indebtedness or otherwise under or in connection with the Loan or the Loan Documents, against any Affiliate of Borrower or any officer, director, partner, member, shareholder or agent of Borrower or any such Affiliate or any of their respective assets, and recourse to Borrower shall be limited to Borrower's interest in the Property and the other Collateral.

         (b) Borrower and the Sponsor (as evidenced by the Sponsor's signature below) hereby agree to jointly and severally indemnify Lender and hold Lender harmless from and against any and all actual Damages to Lender (including the legal and other expenses of enforcing the obligations of the Sponsor under this
Section 9.19) resulting from or arising out of any of the following (the "Indemnified Liabilities"):

         (i) any intentional physical waste with respect to the Property committed or expressly permitted by Borrower, the Sponsor or any of their respective Affiliates;

         (ii) any fraud or intentional misrepresentation committed by Borrower or the Sponsor;

         (iii) the misappropriation or misapplication by Borrower, the Sponsor or any of their respective Affiliates of any funds (including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds and the violation of the last sentence of Section 5.8(d));

         (iv) any Transfer of Collateral or Change of Control which is prohibited hereunder;

         (v) with respect to Borrower only, and not Sponsor (who shall not be jointly and severally liable for any Damages resulting from this clause
     (v)), any breach by Borrower of any representation or covenant regarding environmental matters contained herein or in the Environmental Indemnity Agreement;

         (vi) any consolidation of the assets of Borrower into the bankruptcy estate of any of its affiliates if such consolidation results from a failure of the representation contained in Section 4.17 to be true in all material respects;

         (vii) any requirement by Debevoise & Plimpton that Lender perform obligations set forth in the subordination and non-disturbance agreement of record on the date hereof by reason of any failure by Borrower to complete the "Landlord Improvement Obligations" under and as defined in the Lease with Debevoise & Plimpton, unless due to the failure of Lender to apply funds held in the Unfunded Obligations Account for the purposes set forth in Schedule D to the extent Schedule D provides that such funds are to be applied toward such "Landlord Improvement Obligations" (including Lender having applied the same for a different purpose after an Event of Default), it being agreed that the provisions of this clause (vii) shall be of no further force or effect after delivery of a subordination and non-disturbance agreement from Debevoise & Plimpton in substantially the form of Exhibit A-3 to the Lease with Debevoise & Plimpton (except with respect to any requirements imposed by Debevoise & Plimpton prior to such delivery);

         (viii) any filing by Borrower under the Bankruptcy Code or any joining or colluding by Borrower in the filing of an involuntary case in respect of Borrower under the Bankruptcy Code (provided that the Sponsor shall have no liability under this clause (vi)); and

         (ix) a bankruptcy of Borrower which results from the Sponsor's filing or colluding in the filing of an involuntary case in respect of Borrower under the Bankruptcy Code.

To the extent that the Indemnified Liabilities result from any action, judgment, suit, claim or demand by a third party, Borrower and Sponsor shall have the right to settle same to the same extent set forth in Section 5.18(b) and Lender's right to collect Damages under this Section 9.19(b) shall be subject to the same.

         (c) The liability of the Sponsor and the Borrower under Section 9.19(b) shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against the Collateral, and shall not be impaired or limited by any event, including the following events, in each case whether occurring with or without notice to the Sponsor or with or without consideration:

         (i) any extensions of time for performance required by any of the Loan Documents or any extension or renewal of the Notes;

         (ii) any sale, assignment or foreclosure of the Notes, the Mortgage or any of the other Loan Documents or any sale or transfer of any or all of the Property;

         (iii) any Assumption or any other change in the composition of Borrower including the withdrawal or removal of the Sponsor from any current or future position of ownership, management or control of Borrower, unless a party reasonably acceptable to Lender assumes the obligations and liabilities of Sponsor hereunder pursuant to an assumption agreement reasonably satisfactory to Lender;

         (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower in any of the Loan Documents;

         (v) the release of Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise;

         (vi) the modification of the terms of any one or more of the Loan Documents (except that if Sponsor no longer Controls Borrower and Lender has been advised thereof in writing, no modification shall be effective to expand Sponsor's liabilities beyond the liability that would have existed prior to such modification); or

         (vii) any circumstances which might constitute a defense available to, or a discharge of, Borrower in respect of the obligations of the Sponsor hereunder.

The Sponsor hereby acknowledges that Lender would not make the Loan but for the personal liability undertaken by the Sponsor herein. The Sponsor agrees that it shall not demand or accept any payment from Borrower in respect of any amounts owing or paid by the Sponsor hereunder until one year and one day after such time as the Indebtedness shall have been paid in full.

         (d) Notwithstanding anything herein or in the other Loan Documents to the contrary, Lender shall not be deemed to have waived any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all Collateral shall continue to secure the Indebtedness in accordance with the Loan Documents.

         (e) The Sponsor hereby represents and warrants that as of the date hereof, it is able to pay its debts as they become due, including Contingent Obligations reasonably likely to become due, and the capital that it has as of the date hereof is expected to be sufficient for the business it proposes to engage in.

         (f) Sponsor shall remain liable hereunder unless and until all of the following conditions are satisfied: (i) Sponsor no longer Controls Borrower as a result of a permitted transfer of equity, (ii) another creditworthy party agrees, in an agreement reasonably satisfactory to Lender, to assume the obligations of Sponsor hereunder for events occuring on or after the date of such assumption and (iii) Rating Confirmation is received with respect thereto. Following the satisfaction of the foregoing conditions, Sponsor shall be liable only for events occurring prior to the date of such assumption. At Borrower's written request, Lender shall confirm to Borrower in writing whether the conditions described in clauses (ii) and (iii) of the preceding sentence have been satisfied.

         9.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

         9.21. Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Property or other Collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender's rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

         9.22. Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender's behalf, shall have the same force and effect as if Servicer were Lender.

         9.23. Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                      LENDER:

                      SECORE FINANCIAL CORPORATION

                      By:
                          ---------------------------------
                          Authorized Signatory

                      BORROWER:

                      METROPOLITAN 919 3RD AVENUE LLC, a Delaware limited liability company

                      By: Metropolitan 919 MM LLC, a Delaware
                          limited liability company, its managing
                          member

                            By: Metropolitan 919 Manager LLC,
                                a Delaware limited liability company, its
                                managing member

                                By: Metropolitan Operating Partnership, L.P., a
                                    Delaware limited partnership, its sole
                                    member

                                    By:  Metropolitan Partners LLC, a
                                         Delaware limited liability company, its
                                         general partner
                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

SPONSOR (for purposes of Sections 9.2, 9.5, 9.14 and 9.19):

METROPOLITAN OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By:  Metropolitan Partners LLC, a
     Delaware limited liability company, its
     general partner


     By:
         --------------------------------
         Name:
         Title:

                                    EXHIBIT A

                              Form of Tenant Notice
                              ---------------------

                             [BORROWER'S LETTERHEAD]

                                ___________, 20__

         Re:   Lease dated ________ between __________________,
               as Landlord, and _________________, as Tenant, concerning premises known as 919 Third Avenue (the "Building").

Dear Tenant:

         The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease (other than any security deposits) as follows:

(x)      If payment is made by wire transfer:

         Bank:
         Account Name:
         Account No.:
         ABA No.:
         Contact:

(y) If payment is made by check, you shall continue to deliver your payment to the following address: Metropolitan 919 3rd Avenue LLC GPO Box 26495, New York, NY 10087-6495.

         THE INSTRUCTIONS SET FORTH HEREIN ARE IRREVOCABLE AND ARE NOT SUBJECT TO MODIFICATION BY US IN ANY MANNER. ONLY [NAME OF THEN-CURRENT LENDER], OR ITS SUCCESSORS AND ASSIGNS, MAY BY WRITTEN NOTICE TO YOU RESCIND OR MODIFY THE INSTRUCTIONS CONTAINED HEREIN (WRITTEN NOTICE FROM SUCH PARTY ACKNOWLEDGING THAT THE LOAN HAS BEEN REPAID OR DEFEASED IN FULL SHALL CONSTITUTE NOTICE OF
RESCISSION OF SUCH INSTRUCTIONS, IN WHICH EVENT LANDLORD SHALL BE ENTITLED TO DIRECT YOU AS TO WHERE PAYMENT IS TO BE MADE).

         Thank you in advance for your cooperation and if you have any questions, please call _________ at (___) ____-__________.

                                            Very truly yours,

                                    EXHIBIT B

                        Form of Cash Management Agreement
                        ---------------------------------

                                    EXHIBIT C

                       Form of Qualified Letter of Credit
                       ----------------------------------

                                    EXHIBIT D

                           Form of Qualified Guaranty
                           --------------------------

                                   SCHEDULE A

                                    Property
                                    --------

                                   SCHEDULE B

                                Exception Report
                                ----------------

                                   SCHEDULE C

                            Nonconsolidation Opinion
                            ------------------------

                                   SCHEDULE D

                              Unfunded Obligations
                              --------------------

                                   SCHEDULE E

                                    Rent Roll
                                    ---------

                                   SCHEDULE F

                               Material Agreements
                               -------------------

                                   SCHEDULE G

                             [Intentionally Omitted]
                              ---------------------

                                   SCHEDULE H

                             Approved Asset Managers
                             -----------------------










                                       1